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                                                                     EXHIBIT 2.1

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                     STOCK REDEMPTION AND PURCHASE AGREEMENT

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                     STOCK REDEMPTION AND PURCHASE AGREEMENT

                                  by and among

                               JAMES S. HARRINGTON

                                DUANE A. GAWRON,
                           Trustee of the Living Trust
                               of Duane A. Gawron

                                  MARGO GAWRON

                                  JOHN E. PYLAK
                          Trustee of the John E. Pylak
                                  Living Trust

                                  REBECCA PYLAK

                                KURT CIESZKOWSKI

                       CONNECTIVITY PRODUCTS INCORPORATED
                            (a Delaware corporation)

                                       and

                              TIGERA GROUP, INC., a
                            (a Delaware corporation)

                            Dated as of May 17, 1996

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                                TABLE OF CONTENTS

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
ARTICLE I  CERTAIN DEFINITIONS..................................................................................  2
         Section 1.01.                Definitions...............................................................  2

ARTICLE II   STOCK REDEMPTION; PURCHASE AND SALE OF SHARES......................................................  6
         Section 2.01.                Redemption of Redeemed Shares.............................................  6
         Section 2.02.                Redemption Price..........................................................  7
         Section 2.03.                Purchase and Sale of Purchased Shares.....................................  7
         Section 2.04.                Purchase Price............................................................  8

ARTICLE III  CLOSING............................................................................................  8
         Section 3.01.                Time and Place of Closing.................................................  8
         Section 3.02.                Pre-Closing Deliveries....................................................  8
         Section 3.03.                Deliveries at the Closing.................................................  9
         Section 3.04.                Interdependence........................................................... 10

ARTICLE IV  RELATED MATTERS..................................................................................... 10
         Section 4.01.                Further Assurances........................................................ 10
         Section 4.02.                Waiver of Objections Based on
                                      Director's Fiduciary Duties............................................... 11

         Section 4.03.                Release by Sellers........................................................ 11
         Section 4.04.                Release by the Company.................................................... 12

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................................ 12
         Section 5.01.                Corporate Organization and Good
                                      Standing.................................................................. 13

         Section 5.02.                Authorized Capitalization; Title to
                                      Purchased Shares.......................................................... 13

         Section 5.03.                Authorization, Execution and Binding
                                      Effect.................................................................... 14

         Section 5.04.                Consents and Approvals.................................................... 15
         Section 5.05.                Compliance With Laws...................................................... 15
         Section 5.06.                Financial Statements, Accounts
                                      Receivable and Inventories................................................ 16

         Section 5.07.                Absence of Undisclosed Liabilities........................................ 17
         Section 5.08.                Absence of Certain Changes................................................ 17
         Section 5.09.                Legal Proceedings......................................................... 19
         Section 5.10.                Title to Properties and Related
                                      Matters................................................................... 19
         Section 5.11.                Employee Benefit Plans; ERISA............................................. 20
         Section 5.12.                Taxes and Tax Returns..................................................... 22
         Section 5.13.                Contracts................................................................. 23
         Section 5.14.                Patents, Trademarks, Trade Names, etc..................................... 24
         Section 5.15.                Condition of Assets....................................................... 25
         Section 5.16.                Insurance................................................................. 25
         Section 5.17.                Subsidiaries.............................................................. 26
         Section 5.18.                Minute Books; Officers and Directors...................................... 26
         Section 5.19.                Environmental Matters..................................................... 26
         Section 5.20.                Finders................................................................... 27
         Section 5.21.                Employees; Labor Controversies............................................ 27
         Section 5.22.                Bank Accounts............................................................. 28
         Section 5.23.                Ownership of Purchaser's Securities....................................... 28
         Section 5.24.                No Misrepresentation or Omission.......................................... 28

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................................... 28
         Section 6.01.                Corporate Organization.................................................... 28
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                                                   (i)


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
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
         Section 6.02.                Authorized Capitalization................................................. 29
         Section 6.03.                Authorization, Execution and Binding
                                      Effect.................................................................... 29
         Section 6.04.                Consents and Approvals.................................................... 30
         Section 6.05.                Finders................................................................... 30
         Section 6.06.                Stock Options............................................................. 31
         Section 6.07.                Investment Intent......................................................... 31
         Section 6.08.                No Misrepresentation or Omission.......................................... 32

ARTICLE VII  SELLERS' COVENANTS................................................................................. 32
         Section 7.01.                Regular Course of Business................................................ 32
         Section 7.02.                No Solicitations.......................................................... 35
         Section 7.03.                Full Access............................................................... 35
         Section 7.04.                "Key Man" Insurance....................................................... 36
         Section 7.05.                Non-Competition; Confidentiality.......................................... 36
         Section 7.06.                Purchase of Purchaser's Securities........................................ 39

ARTICLE VIII  PURCHASER'S COVENANTS............................................................................. 40
         Section 8.01.                Other Transactions........................................................ 40

ARTICLE IX  ADDITIONAL COVENANTS................................................................................ 40
         Section 9.01.                Cooperation............................................................... 40
         Section 9.02.                Public Announcements...................................................... 40

ARTICLE X  PURCHASER'S CONDITIONS PRECEDENT..................................................................... 41
         Section 10.01.               Representations and Warranties
                                      True...................................................................... 41
         Section 10.02.               Performance of Obligations................................................ 41
         Section 10.03.               Consents and Approvals.................................................... 41
         Section 10.04.               Absence of Litigation..................................................... 41
         Section 10.05.               No Material Adverse Change................................................ 42
         Section 10.06.               Refinancing of Company Debt............................................... 42
         Section 10.07.               Subchapter S Election..................................................... 42
         Section 10.08.               Closing Deliveries........................................................ 42

ARTICLE XI  SELLERS' AND THE COMPANY'S CONDITIONS PRECEDENT..................................................... 42
         Section 11.01.               Representations and Warranties True....................................... 42
         Section 11.02.               Performance of Obligations................................................ 43
         Section 11.03.               Consents and Approvals.................................................... 43
         Section 11.04.               Absence of Litigation..................................................... 43
         Section 11.05.               No Material Adverse Change................................................ 43
         Section 11.06.               Refinancing of Company Debt............................................... 43
         Section 11.07.               Closing Deliveries........................................................ 43

ARTICLE XII  TERMINATION........................................................................................ 43
         Section 12.01.               Termination............................................................... 43
         Section 12.02.               Effect of Termination..................................................... 44

ARTICLE XIII  SURVIVAL AND INDEMNIFICATION...................................................................... 44
         Section 13.01.               Survival of Representations and
                                      Warranties, etc........................................................... 44
         Section 13.02.               Indemnification........................................................... 45
         Section 13.03.               Procedure for Indemnification............................................. 46
         Section 13.04.               Prior Acts of the Company................................................. 48
         Section 13.05.               Limitation on Sellers' Indemnification.................................... 48


                                                   (ii)


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
         Section 13.06.               Use of Escrowed Funds; Offset of Notes.................................... 52
         Section 13.07.               Limitation on Purchaser's
                                      Indemnification........................................................... 53
         Section 13.08.               Sole Remedy............................................................... 53

ARTICLE XIV  SELLERS' AGENT..................................................................................... 53
         Section 14.01.               Appointment of Sellers' Agent............................................. 53

ARTICLE XV  MISCELLANEOUS....................................................................................... 55
         Section 15.01.               Headings; Grammatical Usage............................................... 55
         Section 15.02.               Notices................................................................... 55
         Section 15.03.               Assignment; Third Parties................................................. 56
         Section 15.04.               Expenses and Transfer Taxes............................................... 56
         Section 15.05.               Complete Agreement........................................................ 56
         Section 15.06.               Amendments and Waivers.................................................... 56
         Section 15.07.               Counterparts.............................................................. 57
         Section 15.08.               Governing Law............................................................. 57
         Section 15.09.               Severability.............................................................. 57
         Section 15.10.               Force Majeure............................................................. 57
         Section 15.11.               Action by Purchaser....................................................... 58



                                                  (iii)

                  STOCK REDEMPTION AND PURCHASE AGREEMENT, dated as of May 17, 1996 (this "AGREEMENT"), is entered into by and among (1) JAMES S. HARRINGTON, a resident of Ashburnham, Massachusetts ("MR. HARRINGTON"); (2) DUANE A. GAWRON, Trustee of the Living Trust of Duane A. Gawron dated March 16, 1987 and a resident of Orlando, Florida ("MR. GAWRON"); (3) MARGO GAWRON, a resident of Orlando, Florida ("MS. GAWRON"); (4) JOHN E. PYLAK, Trustee of the John E. Pylak Living Trust dated September 3, 1987, and a resident of Clarkston, Michigan ("MR. PYLAK"); (5) REBECCA PYLAK, a resident of Clarkston, Michigan "MS. PYLAK"); (6) KURT CIESZKOWSKI, a resident of Gross Pointe Woods, Michigan ("MR. CIESZKOWSKI"; and together with Mr. Harrington, Mr. Gawron, Ms. Gawron, Mr. Pylak and Ms. Pylak, the "SELLERS", each being a "SELLER"); (5) TIGERA GROUP, INC., a Delaware corporation (the "PURCHASER"); and (6) CONNECTIVITY PRODUCTS INCORPORATED, a Delaware Corporation (the "COMPANY").

                               W I T N E S E T H:

                  WHEREAS, the Sellers are collectively the holders of 2,040 shares of the Common Stock, par value $.01 per share ("COMMON STOCK") of the Company; and

                  WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase and redeem from the Sellers a portion of the shares of Common Stock owned by the Sellers (the "REDEEMED SHARES") in accordance with the terms hereof; and

                  WHEREAS, concurrently with the transaction described above, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, a portion of the shares of Common Stock owned by the Sellers (the "PURCHASED SHARES") with the result that, after giving effect to the purchases and sales between the Company and the Sellers and between the Purchaser and the Sellers, 85% of the shares of Common Stock is owned by the Purchaser and 15% of the shares of Common Stock is owned by the Sellers, subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, conditions, agreements, and undertakings hereinafter set forth, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.01.              Definitions

                  The following terms, as used herein, shall have the meanings set forth below:

                  (a) "ADJUSTED EBITDA" shall have the meaning ascribed to such term in the Contingent Note.

                  (b) "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person, and with respect to the Company from and after the Closing Date, shall include without limitation the Purchaser and its direct and indirect subsidiaries and any Person directly or indirectly controlling the Purchaser.

                  (c) "AGREEMENT" shall mean this Stock Redemption and Purchase Agreement, including the Exhibits and Schedules hereto.

                  (d) "BUSINESSES" shall mean the wire and cable product manufacturing, distributing and assembling businesses carried on by the Company prior to the Closing.

                  (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  (f) "DIVISIONS" shall mean the Company's BSCC manufacturing division, Energy Electric Assembly division and Energy Electric Cable distribution division.

                  (g) "ENVIRONMENTAL LAWS" shall mean all federal, state and local statutes, ordinances, and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder.

                  (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (i) "ESCROW AGENT" shall mean State Street Bank and Trust Company, the Strategic Partner for The First National Bank of Boston Corporate Trust Services Department.

                  (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "FINANCIAL STATEMENTS" shall mean those financial statements of Seller that are listed on SCHEDULE 5.06(a) hereto.

                  (l) "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

                  (m) "KNOWLEDGE" or "BEST KNOWLEDGE" shall mean the actual knowledge after due inquiry of any executive or supervisory employee of the applicable Person and, with respect to the Sellers, shall mean, in addition to the actual knowledge after due inquiry of Sellers, the actual knowledge after due inquiry of Carol Bosche, Kevin Higgenbottom, Steve LeBlanc, Everett McCarty, Vickie Simek, Paul Snyder and Toni Woodring.

                  (n) "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any change(s), effect(s), circumstance(s) or condition(s) that, individually or in the aggregate, are or may reasonably be expected to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of such Person or such Person and its Affiliates taken as a whole, or the transactions contemplated by this Agreement or (ii) the ability of such Person to perform its obligations under this Agreement.

                  (o) "NONCOMPETITION PERIOD" shall mean the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.

                  (p) "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or governmental entity (or any department, agency or political subdivision thereof).

                  (q) "PREDECESSOR COMPANIES" shall mean (i) BSCC Corp., a Massachusetts corporation; (ii) BSCC Group Corp., a Massachusetts corporation;
(iii) Energy Electric Assembly, Inc., a Michigan corporation; and (iv) Energy Electric Cable, Inc., a Michigan corporation; each of which has been merged with and into the Company.

                  (r) "SEC" shall mean the Securities and Exchange Commission.

                  (s) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  (t) "STOCKHOLDER OFFICERS" shall mean Mr. Harrington, Mr. Gawron, Mr. Pylak and Mr. Cieszkowski, and each of them.

                  (u) "TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  (v) "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (w) "1996 APPROVED CAPITAL EXPENDITURES" shall mean the amount of the Company's capital expenditures incurred between January 1, 1996 and the Closing Date in excess of depreciation expense correctly recorded on the Company's books for such period, but only to the extent that the Purchaser has approved such capital expenditures in writing.

                  (x) "1996 PRE-CLOSING CASH DISTRIBUTIONS" shall mean all cash distributed to the Sellers from January 1, 1996 until the Closing, other than
(i) payments of salary and bonus that are included as expense items in the determination of 1996 Pre-Closing Net Income, (ii) the $3,230,000 distributed to the Seller on January 1, 1996, as described in item (xii) of SCHEDULE 5.08 hereto, and (iii) the discharge of the Officer Notes.

                  (y) "1996 PRE-CLOSING NET INCOME" shall mean the consolidated net income (or loss) of the Company and its subsidiaries for the period from January 1, 1996 through the close of business on the Closing Date, determined in accordance with GAAP, applied on a basis consistent with the Company's audited financial statements for the year ended December 31, 1995, treating the Closing Date as if the end of a fiscal year, after federal income taxes and state and local taxes to the extent any such taxes are levied on the Company rather than its shareholders, plus, to the extent included as expense items in the determination of the Company's net income for such period, the amount of any expenses directly related to or associated with the transactions contemplated by this Agreement. The amount of net sales included in determining the Company's net income shall be reduced by the amount of any credit memos, returns, allowances and other adjustments relating to sales for such period, whether such credit memos, returns, allowances or other adjustments occur during such period or during any subsequent period.

                  The following additional terms are defined in the Sections of this Agreement set forth below:

                  Term                                     Section
                  ----                                     -------
                  "ACQUISITION TRANSACTION"                7.02
                  "BANK LOAN AGREEMENTS"                   10.06
                  "BANKS"                                  10.06
                  "CASH REDEMPTION PAYMENT"                 2.02
                  "CLOSING"                                 3.01
                  "CLOSING DATE"                            3.01
                  "CLOSING DATE CASH PAYMENT"               2.04
                  "COMMON STOCK"                           Preamble
                  "COMPANY"                                Preamble
                  "CONFIDENTIAL INFORMATION"                7.05(a)
                  "CONTINGENT NOTES"                        2.02
                  "CONTRACTS"                               5.13
                  "EMPLOYEE BENEFIT PLANS"                  5.11
                  "EMPLOYMENT AGREEMENTS"                   3.02(a)
                  "ENCUMBRANCES"                            5.10
                  "ENVIRONMENTAL BASKET"                   13.05(a)
                  "ENVIRONMENTAL CAP AMOUNT"               13.05(c)
                  "ENVIRONMENTAL MATTERS"                  13.05(a)
                  "ESCROW AGREEMENT"                        3.03(e)
                  "EXTENSION DATE"                          3.01
                  "GENERAL BASKET AMOUNT"                  13.05(a)
                  "GENERAL CAP AMOUNT"                     13.05(b)
                  "INDEMNIFIABLE LOSS"                     13.02(a)
                  "INDEMNIFIABLE DIVISION LOSS"            13.03(c)
                  "INDEMNIFYING PARTY"                     13.03(a)
                  "INDEMNITEE"                             13.03(a)
                  "INDIVIDUAL ENVIRONMENTAL CAP AMOUNTS"   13.05(c)
                  "INDIVIDUAL GENERAL CAP AMOUNTS"         13.05(b)
                  "INTELLECTUAL PROPERTY"                   5.14(a)
                  "MERGER DATE"                             5.01(b)
                  "MR. CIESZKOWSKI"                        Preamble
                  "MR. GAWRON"                             Preamble
                  "MS. GAWRON"                             Preamble

                  "MR. HARRINGTON"                         Preamble
                  "MR. PYLAK"                              Preamble
                  "MS. PYLAK"                              Preamble
                  "OFFICER NOTES"                           2.02
                  "PERMISSIBLE EXCEPTIONS"                  5.10(a)
                  "PURCHASE PRICE"                          2.04
                  "PURCHASE PRICE ESCROW AMOUNT"            2.04
                  "PURCHASED SHARES"                       Preamble
                  "PURCHASER"                              Preamble
                  "PURCHASER'S DOWNSTREAM AFFILIATES"       7.05(a)
                  "RCRA"                                    5.19(b)
                  "REDEEMED SHARES"                        Preamble
                  "REDEMPTION NOTES"                        2.02
                  "REDEMPTION PRICE"                        2.02
                  "REDEMPTION PRICE ESCROW AMOUNT"          2.02
                  "RESPONSIBLE SELLER"                     13.05(f)
                  "SELLERS"                                Preamble
                  "SELLERS' AGENT"                         14.01
                  "SELLERS' PROPORTIONATE SHARE"           13.05(e)
                  "STANDSTILL PERIOD"                      13.05(f)
                  "STOCKHOLDERS' AGREEMENT"                 3.02(b)
                  "SUPERFUND"                               5.19(b)
                  "TAX ALLOCATION AGREEMENT"                3.02(c)
                  "TAX MATTERS"                            13.05(a)
                  "TERMINATION DATE"                       12.01
                  "THIRD PARTY CLAIM"                      13.03(a)


                                   ARTICLE II

                  STOCK REDEMPTION; PURCHASE AND SALE OF SHARES

Section 2.01.              Redemption of Redeemed Shares

                  Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer, and deliver to the Company, free and clear of all Encumbrances, and the Company shall purchase and redeem from the Sellers, the Redeemed Shares, with the number of Redeemed Shares being so redeemed from each Seller being as determined in accordance with SCHEDULE 2.01 hereto.

Section 2.02.     Redemption Price

                  The aggregate redemption price for the Redeemed Shares (the "REDEMPTION PRICE") shall consist of:

                           (i) the sum of (A) $7,950,000, plus (B) the amount of
                  1996 Pre-Closing Net Income, minus (C) the amount of 1996 Pre-Closing Cash Distributions, plus (D) $30,000 if the Closing Date is May 29, 1996, or plus (E) $15,000 if the Closing Date is May 30, 1996, or minus (F) $15,000 for each day (but not for more than 30 days) between May 31, 1996 and the Closing Date if the Closing Date is after May 31, 1996 (e.g. minus $45,000 if the Closing Date is June 3, 1996). Of such amount, (i) $250,000 (the "REDEMPTION PRICE ESCROW AMOUNT") shall be delivered to the Escrow Agent in accordance with the Escrow Agreement and (ii) the remaining portion (the "CASH REDEMPTION PAYMENT") shall be payable to the Sellers at the Closing in cash by bank or certified check or by wire transfer to an account or accounts in the United States designated in writing by Sellers, such Cash Redemption Payment being allocated among the Sellers as set forth on SCHEDULE 2.02(a) hereto; PLUS

                           (ii) the Company's 10% subordinated promissory notes
                  in the original aggregate principal amount of $6,000,000, each in the form of EXHIBIT A hereto (the "REDEMPTION NOTES"), which Redemption Notes shall be delivered to the Sellers at the Closing and which shall be payable to each of the Sellers in the denominations set forth on SCHEDULE 2.02(a) hereto; PLUS

                           (iii) the Company's 10% contingent subordinated
                  promissory notes in the aggregate original principal amount of $3,000,000, each in the form of EXHIBIT B hereto (the "CONTINGENT NOTES"), which Contingent Notes shall be payable to the Sellers in the denominations set forth on SCHEDULE 2.02(a) hereto; PLUS

                           (iv) $2,000,000 represented exclusively by the
                  promissory notes listed on SCHEDULE 2.02(b) hereto from the Sellers in favor of the Company (the "OFFICER NOTES"), which indebtedness is, effective as of the Closing, hereby released and discharged by the Company;

provided, however that the Redemption Price shall be subject to adjustment in accordance with SCHEDULE 2.02(b) hereto.

Section 2.03.     Purchase and Sale of Purchased Shares

                  Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer, and deliver the Purchased Shares to the Purchaser and Purchaser's successors and assigns forever, free and clear of all Encumbrances, with the number of Purchased Shares sold to Purchaser by each Seller being as determined in accordance with SCHEDULE 2.01 hereto, and the Purchaser shall purchase the Purchased Shares from the Sellers.

Section 2.04.              Purchase Price

                  The aggregate purchase price for the Purchased Shares (the "PURCHASE PRICE") shall be $7,990,000, of which, (i) $1,000,000 (the "PURCHASE PRICE ESCROW AMOUNT") shall be delivered to the Escrow Agent in accordance with the Escrow Agreement, and (ii) the remaining portion (the "CLOSING DATE CASH PAYMENT") shall be payable to the Sellers at the Closing in cash by a bank or certified check or by wire transfer to an account or accounts in the United States designated in writing by Sellers, such Closing Date Cash Payment being allocated among the Sellers as set forth on SCHEDULE 2.04 hereto.

                                   ARTICLE III

                                     CLOSING

Section 3.01.              Time and Place of Closing

                  The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m., local time, on May 29, 1996, except that if the conditions specified in Articles X and XI hereof have not been satisfied prior to such date, the Sellers' Agent or the Purchaser may extend the date of such closing (the "CLOSING DATE"), to a date not later than June 27, 1996 or, if the conditions specified in Section 10.06 or 11.06 hereof have not been satisfied, to July 26, 1996 (in either case, the "EXTENSION DATE").

Section 3.02.              Pre-Closing Deliveries

                  Simultaneously with the execution and delivery of this Agreement the parties are also executing and delivering the following documents, each of which shall become effective upon the Closing but which shall be null and void ab initio in the event that this Agreement is terminated prior to the
Closing:

                  (a) The Company is executing and delivering to each of the Stockholder Officers, and each of the Stockholder Officers is executing and delivering to the Company, employment agreements in substantially the form attached as EXHIBIT C hereto (the "EMPLOYMENT AGREEMENTS").

                  (b) The Sellers, the Purchaser and the Company are executing and delivering to each other the Stockholders' Agreement in the form attached as EXHIBIT D hereto (the "STOCKHOLDERS' AGREEMENT").

                  (c) The Purchaser and the Company are executing and delivering to each other a Tax Allocation and Indemnification Agreement in the form attached as EXHIBIT E hereto (the "TAX ALLOCATION AGREEMENT").

Section 3.03.              Deliveries at the Closing

                  At the Closing:

                  (a) The Sellers shall deliver to the Company certificates representing the Redeemed Shares, accompanied by stock powers duly executed in blank and any required stock transfer and other documentary stamps affixed.

                  (b)      The Company shall deliver to the Sellers:

                           (i) the Cash Redemption Payment;

                           (ii) the Redemption Notes; and

                           (iii) the Contingent Notes.

                  (c) The Sellers shall deliver to the Purchaser:

                           (i) certificates representing the Purchased Shares
                  registered in the name of Purchaser or registered in the names of Sellers and accompanied by stock powers duly executed in blank and any required stock transfer and other documentary stamps affixed;

                           (ii) all other documents of assignment and other
                  instruments as, in the reasonable judgment of Purchaser and its counsel, are necessary to vest in Purchaser good and valid title to the Purchased Shares;

                           (iii) such consents and waivers of third parties as
                  may be necessary for Sellers and the Company to consummate the transactions contemplated by this Agreement;

                           (iv) a certificate executed by each of the Sellers
                  certifying that each of the obligations of the Sellers to be performed by them on or before the Closing Date pursuant to the terms hereof has been duly performed and complied with;

                           (v) the opinion of Palmer & Dodge, counsel to the
                  Sellers, in form and substance reasonably satisfactory to Purchaser;

                           (vi) the minute books and stock transfer books and
                  corporate seal of the Company.

                  (d)      The Purchaser shall deliver to the Sellers:

                           (i)    the Closing Date Cash Payment;

                           (ii) such consents and waivers of third parties as may be necessary for the Purchaser to consummate the transactions contemplated by this Agreement;

                           (iii) a certificate executed by the chief executive
                  officer of Purchaser certifying that the each of the obligations of Purchaser to be performed by it on or before the Closing Date pursuant to the terms hereof has been duly performed and complied with;

                           (iv) the opinion of Zimet, Haines, Friedman & Kaplan,
                  counsel to Purchaser, in form and substance reasonably satisfactory to Sellers;

                           (v) agreements evidencing the stock options described in Section 6.06 hereof.

                  (e) The Sellers, the Company, the Purchaser and the Escrow Agent shall each execute and deliver to the other parties the escrow agreement in the form of EXHIBIT H hereto or in such other form, reasonably acceptable to the parties hereto, as the Escrow Agent may require (the "ESCROW AGREEMENT"), and the Company and the Purchaser shall deliver the Redemption Price Escrow Amount and the Purchase Price Escrow Amount, respectively, to the Escrow Agent.

                  (f) Each party hereto shall deliver to the appropriate recipient all other previously undelivered documents, instruments, and writings required to be delivered by it at the Closing pursuant to this Agreement or otherwise required in connection herewith.

Section 3.04.              Interdependence

                  The transfers and deliveries described in this Article III to take place at the Closing are mutually interdependent and regarded as occurring simultaneously as of the close of business on the Closing Date; and, unless waived by both the transferor and transferee, no such transfer or delivery shall become effective unless and until all other transfers and deliveries provided for in this Article III have also been consummated.

                                   ARTICLE IV

                                 RELATED MATTERS

Section 4.01.              Further Assurances

                  The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for in this Agreement that may be reasonably necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereby, whether at or after the Closing. The Sellers further agree that from time to time after the Closing they will execute and deliver to Purchaser or its designee such further conveyances, assignments, or other written assurance, and take such further necessary actions, as Purchaser may reasonably request to perfect Purchaser's title to the Purchased Shares. In addition, the Sellers agree that after the Closing they will cooperate with Purchaser's reasonable requests for assistance in connection with (i) any litigation, or asserted liability, relating to the Company; (ii) providing relevant information and data from any books or records relating to the Company which the Sellers may have; and (iii) consulting with Purchaser concerning the operations of the Company, including tax and financial matters that occurred or existed prior to the Closing, and the Company shall pay the Sellers' reasonable out of pocket expenses incurred in connection with such cooperation except to the extent that such cooperation is related to a matter with respect to which Purchaser or the Company (or their respective Affiliates) is entitled to indemnification under Article XIII hereof.

Section 4.02.              Waiver of Objections Based on Director's Fiduciary
Duties.

                  Without in any way limiting any of the other provisions of this Agreement, each of the Sellers, solely in their capacity as stockholders of the Company, hereby expressly waives any right such Seller may have to object, based on the fiduciary duty (or any breach thereof) of the Company's directors, serving as such prior to the Closing, to the Company and its stockholders, to the Company fulfilling its obligations under this Agreement and the other agreements to be entered into by the Company in connection herewith.

Section 4.03.              Release by Sellers

                  Effective as of the Closing, the Sellers, for themselves and their respective heirs, executors, administrators, beneficiaries and successors and assigns, DO HEREBY RELEASE AND FOREVER DISCHARGE the Company and its officers, directors and employees, and the respective heirs, executors, administrators, beneficiaries and successors and assigns of the foregoing, from all actions, causes of action, suits, libels, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, liens, claims and demands whatsoever (collectively, "CLAIMS"), in law or in equity, that against the Company or any of such other persons they ever had, now have or hereafter can, shall or may have with respect to any matter, cause or thing occurring on or prior to the Closing Date, whether personally, in their own right, together with any other person, firm, corporation or other entity derivatively or otherwise and, without limiting the foregoing, from any and all of their respective claims and rights for fees, compensation, commissions, or dividends owed to them arising from or relating to (but only to such extent): (i) their ownership of shares of the capital stock of the Company or any Predecessor Company; (ii) any and all indebtedness of the Company to the Sellers or any of them; (iii) any contract, agreement or understanding by and among one or more of Sellers and the Company; and (iv) any claim for personal injury or property damage, the existence of which claim was known by the Sellers, or any of them, on the date hereof; provided, however, that the Sellers do not hereby release or discharge any other Claims, including but not limited to Claims: (a) arising under this Agreement or any other agreement or document contemplated hereby; (b) with respect to indemnification to which Sellers would otherwise be entitled as directors or officers or as former directors or officers of the Company, but only to the extent that such claim for indemnification relates to a claim by a third party other than Purchaser, Sellers or any of their respective Affiliates or family members; or (c) for personal injury or property damage arising after the Closing Date or which arose prior to the Closing Date but the existence of which the Sellers did not know on or prior to the Closing Date.

Section 4.04.              Release by the Company and Purchaser

                  Effective as of the Closing, the Company and the Purchaser, for themselves and their respective successors and assigns, DO HEREBY RELEASE AND FOREVER DISCHARGE each of the directors of the Company serving in such capacity at any time prior to the Closing, and their respective heirs, executors, administrators, beneficiaries and assigns, from all actions, causes of action, suits, libels, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, liens, claims and demands whatsoever in law or in equity, that against any of such directors or such other persons they ever had, now have or hereafter can, shall or may have with respect to any matter, cause or thing occurring on or prior to the Closing Date, arising from or relating to (but only to such extent) such persons' actions in their capacities as directors of the Company; provided, however, that the Company and the Purchaser do not hereby release or discharge any other Claims, including but not limited to Claims: (a) arising out of any of such person's actions in any capacity other than a director of the Company; or (b) arising under this Agreement or any other agreement or document contemplated hereby (except for any claim that the Purchaser, solely in its capacity as a stockholder of the Company following the Closing, might have for breach of the representations and warranties set forth in Section 5.03(b) hereof or Section 5.05(a) hereof, but only to the extent such Section 5.05(a) pertains to the matters referred to in
Section 5.03(b)).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

                  Except as set forth and specifically referenced on the Schedules hereto, the Sellers, jointly and severally (subject to the limitations set forth in Section 13.02(a) hereof), hereby represent and warrant to the Purchaser and the Company as follows, and each acknowledges and confirms that Purchaser and the Company are each relying upon such representations and warranties notwithstanding any investigation made by Purchaser or the Company on their behalf and, with respect to the Company's reliance on such representations and warranties, notwithstanding that most of such representations and warranties relate to the Company itself:

Section 5.01.              Corporate Organization and Good Standing

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation, and is in good standing, in each of the jurisdictions, listed on SCHEDULE 5.01 hereto, where the nature of its business or properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. Sellers have heretofore delivered to Purchaser complete and correct copies of the Company's Certificate of Incorporation and By-Laws, each as amended and in effect on the date hereof.

                  (b) The Predecessor Companies were duly merged with and into the Company on October 3, 1995 (the "MERGER DATE") pursuant to an Agreement and Plan of Merger by and among the Company and the Predecessor Companies and Certificates/Articles of Merger filed in their respective states of incorporation. Sellers have heretofore delivered to Purchaser complete and correct copies of such Agreement and Plan of Merger and Certificates/Articles of Merger, and the Purchaser acknowledges receipt of such copies.

Section 5.02.              Authorized Capitalization; Title to Purchased
                           Shares

                  (a) The Company is authorized to issue 3,000 shares of Common Stock, of which 2,040 shares (including the Redeemed Shares and the Purchased Shares) are issued and outstanding on the date hereof. Immediately following the Closing, 85% of the issued and outstanding shares of Common Stock will be held of record by the Purchaser and an aggregate of 15% of the issued and outstanding shares of Common Stock will be held beneficially and of record by the Sellers. The number of shares of Common Stock held immediately after the Closing by the Purchaser and in the aggregate by the Sellers shall be determined in accordance with SCHEDULE 2.01(a) hereto. All of the outstanding shares of Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable.

                  (b) The Sellers are the record and beneficial owner of all of the outstanding shares of the Common Stock, free and clear of any Encumbrances or other rights of any other Person; provided, that the representations made in this sentence are made severally and not jointly. The number of shares of Common Stock owned beneficially and of record by each Seller as of the date hereof is, and as of immediately prior to the Closing will be, as set forth on SCHEDULE 5.02(b) hereto.

                  (c) The Sellers have the right, title, power and authority to sell, assign, transfer and deliver the Redeemed Shares to the Company and the Purchased Shares to the Purchaser. Upon delivery of the certificates evidencing the Redeemed Shares at the Closing to the Company, Sellers will transfer to the Company good and valid title to such Redeemed Shares free and clear of any Encumbrances or other rights of any other Person. Upon delivery of the certificates evidencing the Purchased Shares at the Closing to Purchaser, Sellers will transfer to Purchaser good and valid title to such Purchased Shares free and clear of any Encumbrances or other rights of any other Person.

                  (d) Other than as set forth on SCHEDULE 5.02(b) hereto, no shares of any class of securities of the Company are issued and outstanding; and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of Common Stock, or securities or obligations of the Company of any kind whatsoever. There are no authorized, outstanding or existing proxies, voting trusts or other agreements or understandings with respect to the voting of the Purchased Shares. There are no outstanding contractual obligations of any kind that would obligate the Company to register for sale under any securities laws, or to repurchase, redeem or otherwise acquire, any shares of Common Stock or any other securities of the Company.

                  (e) None of the shares of capital stock of the Company is subject to any preemptive rights of any person, including, without limitation, present or former stockholders of the Company.

                  (f) Neither Sellers nor the Company nor any agent acting on behalf of the Sellers or the Company has offered any of the Purchased Shares or any other securities of the Company, or all or a substantial portion of the assets of the Company (other than inventory offered or sold in the ordinary course of business) for sale to any person or persons other than Purchaser, which offer remains outstanding on the date hereof or which offer could give rise to liability on the part of the Company or the Purchaser.

Section 5.03.              Authorization, Execution and Binding Effect

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby. The Board of Directors and the shareholders of the Company have duly authorized the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby and no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and by each of the Sellers and constitutes the legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general principles of equity.

                  (b) Without limiting the generality of Section 5.05(a) hereof, the redemption of the Redeemed Shares has been duly authorized by the Board of Directors of the Company and such redemption is in accordance with applicable Delaware law.

Section 5.04.              Consents and Approvals

                  Neither the execution and delivery by the Company and the Sellers of this Agreement, nor the consummation by the Company and the Sellers of the transactions contemplated hereby, nor compliance by the Company and the Sellers with any of the provisions hereof will (i) violate or conflict with any provision of the Certificate or Articles of Incorporation or By-Laws of the Company, (ii) result in a violation of any order, writ, injunction, decree, judgment or ruling of any court or governmental authority specifically naming the Company, any Predecessor Company or any Seller, (iii) result in a violation of or any law, rule or regulation applicable to any Seller or to the Company,
(iv) result in the material breach of or otherwise materially affect any of the terms, conditions, or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, agreement, or other instrument or commitment or obligation of any Seller or the Company, or (v) require any consent, approval, or authorization of, or notice to, or declaration, filing, or registration with, any governmental or regulatory authority or any other Person, except for such consents, approvals, authorizations, notices, declarations, filings or registrations listed on SCHEDULE 5.04 hereto, each of which has been obtained, given or made, as the case may be, and is unconditional and in full force and effect.

Section 5.05.              Compliance With Laws

                  (a) The Company is, and the Company and the Predecessor Companies have operated their businesses in, substantial compliance with all laws, regulations, decrees and orders applicable to the Company or the Predecessor Companies, including without limitation all applicable Environmental Laws and all applicable laws, regulations, decrees and orders relating to occupational health and safety matters; and the Company is not in default or violation of, or to the best knowledge of the Sellers, under investigation with respect to, any of such laws, regulations decrees or orders.

                  (b) The Company and the Predecessor Companies have duly and timely filed all reports required to be filed by them with governmental authorities and the Company has obtained all governmental permits and licenses and other governmental consents which are required in connection with the Businesses, except for such reports, licenses, permits and consents which, if not filed or obtained, would not, individually or in the aggregate, have a Material Adverse Effect. All of such permits, licenses and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best knowledge of the Sellers, threatened.

Section 5.06.              Financial Statements, Accounts Receivable and
                           Inventories

                  (a) The Sellers have heretofore delivered to Purchaser copies of the audited and unaudited Financial Statements listed on SCHEDULE 5.06(a) hereto. The Company and the Predecessor Companies have maintained their respective books of account in substantial compliance with applicable laws, rules and regulations. The Financial Statements listed on SCHEDULE 5.06(a) have, except as otherwise described on such Schedule (and, in the case of interim period financial statements, except for the absence of footnotes and normal and recurring year-end adjustments), been prepared in conformity with GAAP consistently applied, are correct and complete in all material respects and present accurately the financial position of the Company and the Predecessor Companies as of the dates of such Financial Statements and the results of operations of the Company and the Predecessor Companies for the periods covered by such Financial Statements.

                  (b) All accounts receivable reflected on the balance sheets of the Company: (i) have arisen from bona fide transactions in the ordinary course of business of the Company, and (ii) represent valid and binding obligations due to the Company enforceable in accordance with their terms. Except as specifically referenced on SCHEDULE 5.06(a) hereto, the Sellers are not aware of any accounts receivable that are not collectible in the ordinary course of business in the recorded amounts thereof (net of reserves of five percent in the aggregate as of March 31, 1996), without valid set-off or counterclaim. Sellers have heretofore delivered to Purchaser true and correct lists (and agings) of all accounts receivable of the Company showing amounts owed for 30, 60 and 90 days as of the dates specified on such lists.

                  (c) The inventories of the Company as reflected on the most recent balance sheet listed on SCHEDULE 5.06(a) consist only of material in merchantable condition and saleable or usable in the ordinary course of business.

Section 5.07.              Absence of Undisclosed Liabilities

                  Except as specifically set forth and described on SCHEDULE
5.07 hereto, the Company has, and on the Closing Date will have, no liabilities (absolute, contingent or otherwise), other than: (i) those reflected or reserved against on the most recent balance sheet of the Company included in the Financial Statements and heretofore delivered to Purchaser, and (ii) those incurred since the date of such balance sheet in the ordinary course of business in arms' length transactions with Persons not affiliated with or related to the Company or any Seller and which do not have and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company.

Section 5.08.              Absence of Certain Changes

                  Since December 31, 1995, there has not been, occurred, or arisen, except as specifically permitted by this Agreement or as set forth in
SCHEDULE 5.08 hereto (provided, however, that inclusion of any matter on such Schedule shall not constitute Purchaser's consent or approval for purposes of calculating the Redemption Price (including any adjustments thereto) under this Agreement):

                           (i) any new indebtedness or any increase in existing
                  indebtedness of the Company (other than trade payables, not owed to Sellers or any employees, agents or Affiliates of Sellers or the Company, incurred in the ordinary course of business in amounts consistent with prior periods), or any non-current liabilities;

                           (ii) any assumption, guarantee, endorsement, or other
                  liability or responsibility (whether direct, contingent, or otherwise) by the Company for the obligations of any other Person;

                           (iii) any loans, advances, or capital
                  contributions to, or investments in, any other individual, corporation, or other entity by the Company;

                           (iv) any payment, discharge, or satisfaction of any
                  claim, liability, or obligation (absolute, accrued, contingent, or otherwise), by the Company, other than the payment, discharge, or satisfaction, in the ordinary course of business and consistent with past practice;

                           (v) to the best knowledge of Sellers, any lien on
                  any of the assets of the Company;

                           (vi) any disposition of or lapse of any rights to
                  the use of any Intellectual Property;

                           (vii) any sale, transfer, or other disposition of any
                  of the properties or assets of the Company, except for the sale of inventory in the ordinary course of business and consistent with past practice;

                           (viii) except as approved in writing by the
                  Purchaser, any capital expenditure by the Company in the aggregate in excess of the aggregate depreciation expense for the period from January 1, 1996 through the date hereof, or any purchase of any other non-current assets;

                           (ix) any agreement on the part of the Company or any
                  Seller to take any action which, if taken on or prior to the date hereof, would require disclosure pursuant to this Agreement and which has not been so disclosed;

                           (x) any waiver or release by the Company of rights
                  of material value;

                           (xi) any wage, salary or other compensation increase,
                  or any bonus, applicable to directors, to any group or classification of employees of the Company generally or to any management employee of the Company;

                           (xii) any dividend or other distribution (in cash
                  securities or other property) to shareholders made or declared by the Company; provided, however, that the $3,230,000 distribution described on SCHEDULE 5.08 hereto as having been made on January 1, 1996 shall, for purposes of this Agreement and all of the other agreements and documents being executed and delivered in connection herewith, be deemed to have been made in 1995;

                           (xiii) any agreement by the Company or any Seller,
                  whether in writing or otherwise, to do any of the foregoing;

                           (xiv) any change in accounting principles; or

                           (xv) any casualty loss or damage (whether or not
                  covered by insurance) which would, individually or in the aggregate, result in a Material Adverse Effect on the Company or the conduct of the Businesses.

Section 5.09.              Legal Proceedings

                  Except as described on SCHEDULE 5.09 hereto, there are no claims, actions, suits, arbitrations, inquiries, investigations, or proceedings pending or, to the best knowledge of the Sellers, threatened or imminent, (i) against or relating to the Company or any Predecessor Company, (ii) against or relating to any Seller to the extent that any such claim, action, suit, arbitration, inquiry, investigation, or proceeding (individually or together) could have an adverse effect on the ability of any Seller to perform his obligations under this Agreement, (iii) which question or challenge the validity of this Agreement or any action taken or to be taken by the Sellers or the Company pursuant hereto, or (iv) which constitute requests for environmental clean-up actions, cost reimbursement or contribution by any Federal, state or local agencies or any private parties with respect to any property now or heretofore owned or leased by the Company or any Predecessor Company. Except as set forth on SCHEDULE 5.09 hereto, Sellers and the Company are not aware of any incident involving personal injury or property damage relating to the use of the Company's (or any Predecessor Company's) products. Except as set forth in
SCHEDULE 5.09 hereto, to the best knowledge of the Sellers, no complaints have been made by employees or customers to any public authority relating to the Company's present or past business practices (including past business practices of the Predecessor Companies). Neither the Company nor any Seller is subject to any judgment, order or decree, or to any governmental restriction not applicable generally to companies engaged in the same businesses as the Company.

Section 5.10.              Title to Properties and Related Matters

                  (a) The Company has good and valid title to all of its tangible assets and properties (including without limitation the assets and properties reflected on the Company's most recent balance sheet included in the Financial Statements), free and clear of all title defects and all liens, mortgages, pledges, claims, charges, security interests, and other encumbrances ("ENCUMBRANCES") except Encumbrances which are disclosed on SCHEDULE 5.10(A) hereto which do not, individually or in the aggregate, impair the current use, occupancy, or value, or the validity of title, of the property subject thereto (such exceptions being referred to herein as the "PERMISSIBLE EXCEPTIONS").

                  (b) SCHEDULE 5.10(B) hereto lists and describes all real property leased by the Company. All facilities operated by the Company have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, except where the failure to obtain such approvals, licenses and permits would not, individually or in the aggregate, have a Material Adverse Effect. All facilities operated by the Company have been operated and maintained in substantial compliance with all applicable laws, rules, and regulations.

                  (c) Neither the Company nor any Predecessor Company has owned any real property at any time within the past six (6) years.

                  (d) With respect to each parcel of leased real property listed on SCHEDULE 5.10(b) hereto:

                           (i) Sellers have delivered to Purchaser a correct and
                  complete copy of the relevant lease, which lease is legal, valid, binding, enforceable against the Company and to the best knowledge of Sellers against the other parties thereto, and each such lease is in full force and effect, and will not, as a result of the transactions contemplated by this Agreement, cease following the Closing to be legal, valid, binding, enforceable by the Company and in full force and effect on identical terms;

                           (ii) there are no disputes, oral agreements or forbearance in effect as to the relevant lease; and

                           (iii) all rental and other amounts required to be
                  paid under the relevant lease have been duly and timely paid and to the best knowledge of Sellers neither party to the relevant lease is in breach or default of the terms thereof.

                  (e) SCHEDULE 5.10(e) hereto lists and describes all material tangible personal property in the nature of machinery and equipment owned or leased by the Company.

Section 5.11.              Employee Benefit Plans; ERISA

                  (a) SCHEDULE 5.11 hereto lists each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, to which the Company contributes or the Company or any Predecessor Company has contributed or has been required to contribute or is a party or is bound or under which it may have liability or under which employees or former employees of the Company or any Predecessor Company (or their beneficiaries) are or were eligible to participate or derive a benefit ("EMPLOYEE BENEFIT PLANS"). Sellers have delivered to Purchaser true, correct and complete copies of all Employee Benefit Plans and any related funding agreements, including all amendments, supplements, and modifications thereto, all of which are legally valid and binding and in full force and effect, and not in default in any respect, and copies of the most recent determination letter received from the Internal Revenue Service and the most recent Form 5500 Annual Report with respect to each such plan. Neither the Company nor any Predecessor Company has been a participating employer in any "multiemployer plan" within the meaning of Section 3(37) of ERISA. None of the assets of the Company is subject to any lien in favor of, or enforceable by, the Pension Benefit Guaranty Corporation or the Internal Revenue Service.

                  (b) The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereunder do not constitute and will not result in any "prohibited transaction" within the meaning of Section 406 of ERISA, or Section 4975 of the Code.

                  (c) The Employee Benefit Plans and any trusts thereunder have been maintained and administered in accordance with their terms and with all provisions of ERISA and other laws applicable thereto and to the extent intended to qualify under Section 401 of the Code are so qualified, and nothing has occurred which might cause the loss of such qualification or the imposition of any liability, penalty or tax thereunder with respect to the operation of such Employee Benefit Plans. Neither the Company nor any Predecessor Company has incurred, and neither Purchaser nor the Company will incur as a result of the transactions under this Agreement, any liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service. Neither any of the Employee Benefit Plans nor any trusts thereunder have been terminated or have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived), nor have there been any "reportable events", as such term is defined in Section 4043 of ERISA, with respect thereto since the effective date of ERISA, nor does the present value of accrued benefits (vested or non-vested) of the participants of any such Employee Benefit Plan or trust thereunder exceed the assets of such Employee Benefit Plan. No proceeding by the Pension Benefit Guaranty Corporation to terminate any such Employee Benefit Plan has been instituted. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan is pending.

                  (d) The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereunder will not result in any obligation or liability of the Company or Purchaser (with respect to accrued benefits or otherwise) to any employee or former employee of the Company or any Predecessor Company or to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in respect of any such Employee Benefit Plans or any trust thereunder.

                  (e) All required reports, returns and descriptions have been filed or distributed appropriately with respect to each Employee Benefit Plan.

                  (f) All contributions (including without limitation all employer contributions and all employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is a welfare benefit plan within the meaning of
Section 3(1) of ERISA.

                  (g) Except as expressly set forth and described on SCHEDULE
5.11 hereto, the Sellers are not entitled to and do not receive any benefits under any Employee Benefit Plans in excess of the benefits to which other full time employers are entitled under such Employee Benefit Plans.

Section 5.12
 .              Taxes and Tax Returns

                  (a) Except as described in SCHEDULE 5.12(a) hereto, the Company and the Predecessor Companies have timely filed all Tax Returns that they were required to file and all of such Tax Returns were correct and complete in all material respects. All Taxes which are due and payable by the Company or the Predecessor Companies have been paid in full, and the Company is not delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim (including without limitation by reason of the Company's succession by merger to the liabilities of the Predecessor Companies). There is no dispute or claim concerning any Taxes of the Company or the Predecessor Companies either
(i) claimed or raised by any authority in writing or (ii) as to which any Seller has knowledge. No claim has ever been made in any jurisdiction where the Company does not file Tax Returns that the Company or any Predecessor Company is or may be subject to taxation by that jurisdiction. All required Tax Returns have been filed and all Taxes have been paid for the year ended December 31, 1994.

                  (b) The Company and the Predecessor Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

                  (c) Except as described in SCHEDULE 5.12(a) hereto, there is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to the Company or any Predecessor Company, or any waiver or agreement by the Company or any Predecessor Company for the extension of time for the assessment of any Tax. Neither the Company nor any Predecessor Company has filed a consent under Code Sec. 341(f) concerning collapsible corporations.

                  (d) The Sellers have heretofore delivered to Purchaser correct and complete copies of all federal, state or local income Tax Returns, examination reports and statements of deficiencies filed by, assessed against or agreed to by the Company and each Predecessor Company since their respective dates of incorporation. Neither the Company nor any Predecessor Company (i) is or was party to any Tax allocation or sharing agreement, (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return, and
(iii) has any liability for the Taxes of any other Person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) Except as set forth on SCHEDULE 5.12(e) hereto, neither the Company's nor any Predecessor Company's federal, state or local income tax returns have ever been audited by the Internal Revenue Service or the appropriate state or local authorities.

                  (f) The unpaid Taxes of the Company for the portion of 1996 and all other periods prior to the Closing Date (including without limitation tax year 1995) do not exceed the accrual for such Taxes set forth on the most recent balance sheet of the Company heretofore provided to the Purchaser.

Section 5.13.              Contracts

                  (a) SCHEDULE 5.13(a) hereto lists all contracts, agreements, instruments, arrangements, understandings, leases, and rental agreements, whether written or oral (collectively, "CONTRACTS"), to which the Company is a party or is otherwise bound, other than immaterial contracts (which for purposes of this Agreement shall mean contracts which (i) do not provide for aggregate payments by or to the Company in excess of $50,000 over the entire contract term thereof and (ii) are not (considered individually or together with other contracts not listed on SCHEDULE 5.13(a)) otherwise material to the Company (in respect of the Company's earnings, prospects, financial condition or otherwise)). True and correct copies of all Contracts listed or described in
SCHEDULE 5.13(a) have heretofore been delivered to Purchaser.

                  (b) Except as set forth and described (including a reference in each case to the relevant clause of this Section
5.13(b)) on SCHEDULE 5.13(b) hereto:

                           (i) there are no outstanding purchase orders for the
                  Company's products in amounts (in each case) in excess of $50,000 which, to the best knowledge of the Sellers, will result in any loss to the Company upon completion or performance thereof;

                           (ii) the Company has no outstanding Contracts with
                  any of its current or former shareholders, officers, employees, agents, consultants, advisors, salesmen or sales representatives;

                           (iii) to the best knowledge of Sellers, all Contracts
                  to which the Company is a party are valid and in full force and effect and constitute the legal, valid and binding obligations of the Company and the other parties thereto;

                           (iv) there are no existing defaults by the Company
                  or, to the best knowledge of the Sellers, by any other party, under any Contract to which the Company is a party, and to the best knowledge of the Sellers, no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a material default thereunder;

                           (v) no other party to any Contract to which the
                  Company is a party has asserted the right, and to the best knowledge of Sellers, no basis exists for the assertion of any right, to renegotiate the terms or conditions of any such Contract; and

                           (vi) the transactions contemplated by this Agreement
                  shall not constitute an assignment under, or otherwise require the consent of any other party to, any Contract to which the Company is a party.

Section 5.14.              Patents, Trademarks, Trade Names, etc.

                  (a) SCHEDULE 5.14(a) hereto lists: (i) all patents, patent applications, common law and registered trademarks, service marks, trade names, logos, and assumed names and pending registrations thereof owned by the Company or otherwise used by the Company, including for each such patent, trademark, or service mark, if registered, the registration number, application and registration dates, and expiration dates, and class, and including for each such patent, trademark, service mark, trade name, logo and assumed name used but not owned by the Company, a description of the license agreement or other arrangement pursuant to which each is so used; and (ii) all common law or registered copyrights and pending applications therefor owned by the Company or otherwise used by the Company, including, if registered, the registration number, and filing and expiration dates of each such copyright and including for each such copyright used but not owned by the Company, a description of the license agreement or other arrangement pursuant to which each such copyright is so used. All of the foregoing, together with all other trade secrets, inventions, technology, know-how, processes, and proprietary information owned by the Company, or otherwise used by the Company, which are entitled to legal protection, are sometimes referred to collectively herein as the "INTELLECTUAL PROPERTY."

                  (b) Except as set forth on SCHEDULE 5.14(b) hereto, the Company has not received any notice that its current use of any of the Intellectual Property constitutes infringement of the intellectual property of any third party, and to the best knowledge of the Sellers, such current use of the Intellectual Property does not constitute infringement of the intellectual property of any third party. None of the Sellers has knowledge that any third party is infringing any of the Intellectual Property. With respect to the patents and patent applications and the trademark registrations and applications in the United States, each of the items listed thereon has been properly solicited in or before, and registered, filed, issued and maintained in accordance with the laws, rules and regulations of the United States and all applicable fees relating thereto which are due and payable have been paid. Except as set forth in SCHEDULE 5.14(b), each of the patents and trademark registrations in the United States is registered with all appropriate government offices and agencies and is valid, enforceable and in full force and effect, and, except as it may be restricted or prohibited by any law, rule, regulation, or decision, the Company has the exclusive right to use, transfer, and assign, free and clear of any liens or encumbrances, each such patent and trademark registration listed on SCHEDULE 5.14(a) as owned by it. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction, or settlement agreement restricting the use thereof by Seller.

Section 5.15.              Condition of Assets

                  The owned and leased property and assets of the Company include all of the properties, assets, and rights which are used in the Business of the Company as currently conducted. The improvements, fixtures and appurtenances on or to any real property leased by the Company and the tangible property owned and/or leased by the Company, are in good operating condition, order and repair, subject to ordinary wear and tear, and are suitable for the purposes for which they are presently being used. None of such property or assets has been affected by any fire, accident or other casualty that, individually or in the aggregate have a Material Adverse Effect upon the Company or the Businesses.

Section 5.16.              Insurance

                  SCHEDULE 5.16 hereto sets forth a list and brief description (specifying the insurer, the policy number, the deductible amount, the policy limits, and descriptions of outstanding claims) of all policies or binders of insurance maintained by the Company and in effect on the date hereof, including, without limitation, workers' compensation, general liability, fire and theft. The Company has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on such SCHEDULE 5.16 will not be available in the future on substantially the same terms as now in effect. None of the insurance policies carried by the Company at any time within the six months prior to the Closing Date has lapsed, been cancelled or otherwise terminated.

Section 5.17.              Subsidiaries

                  The Company does not conduct any of its business through any subsidiary or other entity or enterprise; and except as described on SCHEDULE
5.17 hereto, the Company does not own, directly or indirectly, any equity securities of any entity or enterprise.

Section 5.18.              Minute Books; Officers and Directors

                  True, correct, complete and current copies of the minute books of the Company have heretofore been delivered to the Purchaser. SCHEDULE 5.18 hereto sets forth the names and titles of each of the officers and directors of the Company.

Section 5.19.              Environmental Matters

                  (a) The Company has obtained all permits, licenses, and other authorizations which are required to be held or obtained by it under all applicable Environmental Laws. Without limiting the generality of Section 5.05 hereof, the Company is in full compliance with all terms and conditions of the required permits, licenses, and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws.

                  (b) There is no pending or, to the best knowledge of the Sellers, threatened or imminent, civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("SUPERFUND"), and similar state or local laws) involving the Company or any of its assets or properties or any of the Predecessor Companies. There have not been, and there are not any events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of, any claim, action, suit, proceeding, hearing, study, or investigation, based on or related to the Company's or any Predecessor Company's manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, Superfund, or similar state or local laws.

Section 5.20.              Finders

                  Neither any of the Sellers nor any of their respective Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, or intermediary for or on account of the transactions provided for in this Agreement other than Berger & Rodger, L.L.C., whose fee it is contemplated will be paid by the Company. The Sellers agree to indemnify Purchaser against, and to hold Purchaser harmless from, any claims for brokerage or similar commission or other compensation which may be made against Purchaser by any third party other than Berger & Rodger L.L.C. in connection with the transactions contemplated hereby, which claim is based upon such third party having acted as broker, finder, investment banker, or in any similar capacity on behalf of any Seller or any of their respective Affiliates. The Company shall indemnify Purchaser and Sellers against, and hold Purchaser and Sellers harmless from, any claim for brokerage or similar commission or commitment by Berger & Rodger, L.L.C.

Section 5.21.              Employees; Labor Controversies

                  (a) SCHEDULE 5.21(a) hereto contains a full and complete list of all full-time employees of the Company (other than employees earning less than $30,000 per annum in total compensation from the Company), listed by Division, together with a brief description of each such employee's function and compensation arrangements (including without limitation salaries and bonus compensation) affecting them.

                  (b) To the best knowledge of Sellers, there are no controversies between the Company and any of its employees or any unresolved labor grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to the Businesses that, if resolved adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect on the Company or would otherwise disrupt the business operations of the Company.

                  (c) The Company is not party to any collective bargaining or union contracts or agreements, no union or other organization is authorized to bargain on behalf of any of the Company's employees, and to the best knowledge of Sellers, there are not any union organizational efforts presently being made or threatened involving any of the Company's employees.

                  (d) The Company has not received notice of any claim not previously settled, dismissed or withdrawn that the Company has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

Section 5.22.              Bank Accounts

                  SCHEDULE 5.22 hereto sets forth the names and locations of all banks, depositories and other financial institutions in which each Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

Section 5.23.              Ownership of Purchaser's Securities

                  None of the Sellers owns any shares of the common stock or other securities of the Purchaser, and except for the exercise of any stock options heretofore or hereafter granted by the Purchaser or as contemplated by the Stockholders' Agreement, no Seller has any present intention of purchasing or otherwise acquiring any shares of the common stock or other securities of the Purchaser.

Section 5.24.              No Misrepresentation or Omission

                  No representation or warranty by the Sellers in this Article 5 or in any other Article or Section of this Agreement, (including without limitation the Schedules hereto), or in any certificate or other document furnished or to be furnished to the Purchaser by the Sellers simultaneously with the execution and delivery hereof or at the Closing pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, provided, however, that Sellers do not hereby make any representations or warranties as to any projections of the future financial performance of the Company.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  The Purchaser hereby represents and warrants to each of the Sellers as follows and acknowledges and confirms that the Sellers are relying upon such representations and warranties notwithstanding any investigation made by the Sellers or on their behalf:

Section 6.01.              Corporate Organization

                  Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation, and is in good standing, in the State of New York, which presently is the only state where the nature of its business or properties makes such qualification necessary. Purchaser has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted and as presently contemplated to be conducted. Purchaser has heretofore delivered to Sellers complete and correct copies of Purchaser's Certificate of Incorporation and By-Laws, each as amended and in effect on the date hereof.

Section 6.02. Authorized Capitalization

         (a) Purchaser is authorized to issue 40,000,000 shares of common stock, par value $.01 per share ("TIGERA COMMON STOCK"), 750,000 shares of Series B Common Stock, par value $.01 per share ("TIGERA SERIES B STOCK"), and 10,000,000 shares of preferred stock, par value $.01 per share ("TIGERA PREFERRED STOCK"), of which as of the date of the Agreement 22,236,301 shares of such Tigera Common Stock and no shares of Tigera Series B Stock or Tigera Preferred Stock are issued and outstanding on the date hereof. All of such outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date of this Agreement, there are outstanding warrants and options (including the options granted subject to stockholder approval) to purchase an aggregate of 4,693,593 shares of Tigera Common Stock, excluding the options or warrants anticipated to be issued to Berger & Rodger, L.L.C. pursuant to the agreement dated February 1, 1996 between Berger & Rodger, L.L.C. and the Purchaser, for their services in connection with this transaction.

         (b) Other than as set forth or described in Section 6.02(a) hereof, no shares of any class of securities of the Purchaser are issued and outstanding; and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Purchaser any shares of Tigera Common Stock, or securities or obligations of the Purchaser of any kind whatsoever. Except as set forth in or contemplated by this Agreement or any of the other agreements being executed and delivered in connection herewith, there are no outstanding contractual obligations of any kind that would obligate the Purchaser to register for sale under any securities laws, or to repurchase, redeem or otherwise acquire, any shares of the common stock or other securities of the Purchaser.

         (c) None of the shares of capital stock of the Purchaser is subject to any preemptive rights of any person, including, without limitation, present or former stockholders of the Purchaser.

Section 6.03. Authorization, Execution and Binding Effect

         Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby. The

Board of Directors of Purchaser has duly approved and authorized the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general principles of equity.

Section 6.04. Consents and Approvals

         Neither the execution and delivery by Purchaser of this Agreement, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Purchaser, (ii) result in a violation of any order, writ, injunction, decree, judgment, ruling, law, rule, or regulation of any court or governmental authority, applicable to Purchaser, (iii) result in the breach of or otherwise affect any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, agreement, or other material instrument or commitment or obligation of Purchaser; or (iv) require any consent, approval, authorization of, or notice to, or declaration, filing, or registration with, any governmental or regulatory authority or any other Person, except for such consents, approvals, authorizations, notices, declarations, filings or registrations which have been obtained, given or made, as the case may be, and which are unconditional and in full force and effect.

Section 6.05. Finders

         Neither Purchaser nor any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, or intermediary, for or on account of the transactions provided for in this Agreement other than Berger & Rodger, L.L.C., whose fee it is contemplated will be paid by the Company. The Purchaser agrees to indemnify the Sellers against, and to hold them harmless from, any claims for brokerage or similar commission or other compensation which may be made against the Sellers by any third party other than Berger & Rodger, L.L.C. in connection with the transactions contemplated hereby, which claim is based upon such third party having acted as broker, finder, investment banker, or in any similar capacity on behalf of Purchaser or any of its Affiliates.

Section 6.06. Stock Options

         (a) The Purchaser has heretofore granted to the Sellers and such other employees of the Company as are listed on the list heretofore provided by the Sellers to the Purchaser, subject to shareholder approval of the Purchaser's 1996 Stock Incentive Plan, options to purchase for a price of $2.03125 per share, an aggregate of 1,888,593 shares of common stock of Purchaser. Such stock options have been granted to such optionees in the denominations set forth on such list and are or will be evidenced by stock option agreements in such form as shall be agreed by the Purchaser and the Sellers' Agent. Shares of Tigera Common Stock have, subject to stockholder approval, been reserved for issuance upon exercise of such stock options.

         (b) Not later than the first anniversary date of the Closing Date, the Purchaser will cause a meeting of its shareholders to be duly called and held, or obtain a written consent in lieu thereof, in accordance with the laws of the State of Delaware and the Purchaser's Certificate of Incorporation and By-Laws, for the purpose, inter alia, of considering and approving the Purchaser's 1996 Stock Incentive Plan, and the Purchaser shall recommend the approval and use all reasonable efforts to obtain the necessary approval of such 1996 Stock Incentive Plan at such meeting. If any event occurs that, but for the lack of shareholder approval of the Purchaser's 1996 Stock Incentive Plan, would permit a Seller to exercise any of the options referred to in Section 6.06(a) hereof prior to such first anniversary date of the Closing Date, then promptly following such event the Purchaser shall, in consideration for the surrender by each Seller of such options, pay to such Seller an amount in cash equal to the product of (i) the amount by which the per share market price of the Purchaser's common stock (which for purposes of this Section 6.06 shall mean the last reported trading price of Purchaser's common stock on the date of such event (or if such common stock is not traded on the date of such event, then the last reported trading price on the most recent date on which shares of the Purchaser's common stock was traded)) exceeds the per share exercise price of such stock option, times
(ii) the number of shares covered by such Seller's stock options.

Section 6.07. Investment Intent

         Purchaser is acquiring the Purchased Shares for its own account, for investment purposes only, and not with a view to the distribution, resale, transfer or other disposition thereof and recognizes that none of the Purchased Shares has been registered under the Securities Act; and Purchaser will not sell, transfer, pledge or hypothecate any of the Purchased Shares in violation of the Securities Act. The Purchaser is a highly sophisticated investor, who through its officers and directors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and the Purchaser is an "accredited investor" (as that term is defined in Rule 501 promulgated under the Securities Act) by virtue of the Purchaser being a corporation, not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of $5,000,000.

Section 6.08. No Misrepresentation or Omission

         No representation or warranty by Purchaser in this Article 6 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished to the Sellers by Purchaser simultaneously with the execution and delivery hereof or at the Closing pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 1995 filed with the SEC and all reports filed with the SEC by the Purchaser subsequent to the filing date of such Form 10-KSB were at the date filed true and correct in all material respects. The Purchaser has not suffered any material adverse developments since the filing date of its most recent Quarterly Report on Form 10-QSB and is not aware of any event that has occurred to the Purchaser since the filing date that would or that is reasonably likely to constitute or result in a Material Adverse Effect with respect to Purchaser.

                                   ARTICLE VII

                               SELLERS' COVENANTS

Section 7.01. Regular Course of Business

         From the date hereof until the Closing has been completed (or, if sooner, the termination of this Agreement), and except as otherwise consented to or approved by the Purchaser in writing or required by this Agreement:

         (a) The Company will, and Sellers will cause the Company to, conduct its businesses substantially in the same manner as heretofore conducted and will not engage in any transaction or activity, enter into any agreement or make any commitment (or materially amend any agreement or commitment existing on the date hereof), except (i) in the ordinary course of business and consistent with past practices, or (ii) as contemplated by this Agreement. Except as otherwise permitted by this Agreement, the Company will not, and Sellers will cause the Company not to, take any action which would cause, or omit to take any reasonable action which in all likelihood would prevent, any of the representations and warranties contained in Article V to fail to be true in all material respects as if such representations and warranties were deemed to be made at and as of the Closing Date (except to the extent any such representation or warranty was expressly made only as of a different date).

         (b) Without limiting the generality of subsection (a) of this Section, without the prior written consent of the Purchaser or except as set forth on
SCHEDULE 7.01 hereto or as required or specifically permitted by this Agreement, the Company will not, and Sellers will cause the Company not to:

              (i) engage in any business other than the Businesses;

              (ii) suffer to exist as of the Closing Date (immediately prior to the Closing) any indebtedness (other than trade payables, not owed to Sellers or any employees, agents or Affiliates of Sellers or the Company, incurred in the ordinary course of business in amounts consistent with prior periods) in an aggregate amount in excess of the sum of (A) $22,100,000, plus (B) 55% of the amount of 1996 Pre-Closing Net Income, plus (C) the amount of 1996 Approved Capital Expenditures, plus (D) the amount, but not in excess of $1,000,000, by which 1996 Pre-Closing Cash Distributions exceeds 1996 Pre-Closing Net Income, plus (E) any cash fees paid by the Company in connection with the transactions contemplated by this Agreement;

              (iii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person;

              (iv) amend its articles or certificate of incorporation or by-laws or increase the size of its Board of Directors;

              (v) issue or sell any shares of the Company's capital stock or other securities or issue options, warrants to purchase, or rights to subscribe to, any shares of its capital stock;

              (vi) declare or pay any dividend or other distribution (in cash, securities or other property) to shareholders;

              (vii) assign or knowingly breach any provision of any lease or other Contract to which it is a party;

              (viii) make any loans or capital contributions to or investments in any other Person;

              (ix) acquire (by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or purchase any debt or equity securities, provided, however, that excess funds not needed for the business of the Company may be placed in (a) short-term obligations of the United States or (b) banks of recognized national standing;

              (x) sell, transfer, pledge, license, hypothecate, assign or encumber, directly or indirectly, any of the Company's material assets or properties (except for the sale of inventory in the ordinary course of the Company's business, consistent with past practice);

              (xi) merge or consolidate with or into any other corporation, whether or not the Company is the surviving corporation, or take any action towards the dissolution or liquidation of the Company;

              (xii) increase the aggregate salary or other compensation of any director, executive officer, or management employee of the Company or of any group or classification of employees of the Company generally; or reimburse its executive officers for other than properly documented ordinary and necessary expenses incurred in the ordinary course of the Company's business;

              (xiii) amend any Contracts or enter into any material contracts or waive any material rights other than in the ordinary course of its business;

              (xiv) enter into any employment, consulting or other similar agreements or arrangements;

              (xv) enter into any contracts or arrangements with any of its stockholders, or any officer or director of the Company or any affiliate of any such person or any member of the family of any such person;

              (xvi) make or commit to make any capital expenditures in an aggregate amount, including capital expenditures made or committed since January 1, 1996, in excess of the Company's aggregate depreciation expense for the period from January 1, 1996 through the Closing Date as set forth on the Closing Date Financial Statements, plus $200,000 for capital expenditures made or committed through May 31, 1996 or plus $400,000 for capital expenditures made or committed through June 30, 1996, or purchase any other non-current assets;

              (xvii) agree, whether in writing or otherwise, to do any of the foregoing; or

              (xviii) make any change in accounting principles, (except as may be required by generally accepted accounting principles, in which event, the Sellers will fully and promptly disclose to the Purchaser any such change and the reason(s) therefor).

         (c) Without limiting the generality of subsection (a) of this Section, and except as otherwise consented to or approved by the Purchaser in writing or required by this Agreement, the Company will, and the Sellers will cause the Company to (all in a manner consistent with the Company's and Sellers' past practices):

              (i) use all reasonable efforts to preserve its business, business organization and good will, keep available to the Company its present executive officers and key employees, and preserve its present relationships with persons having business dealings with it;

              (ii) use all commercially reasonable efforts to maintain insurance substantially at its current levels on all property, real, personal and mixed, owned or leased by the Company;

              (iii) duly comply with all laws applicable to it and its properties, operations, business and employees;

              (iv) use all reasonable efforts to (A) maintain and keep the Company's properties in good repair and condition in all material respects, except for ordinary wear and tear and damage due to casualty or other extraordinary occurrence, and (B) perform in all material respects the Company's obligations under the Contracts; and

              (v) promptly notify the Purchaser, in writing, of any event which has or could reasonably be expected to have a Material Adverse Effect on the Company.

Section 7.02. No Solicitations

         From the date of this Agreement until the Closing (or, if sooner, the termination of this Agreement in accordance with its terms), neither the Company nor the Sellers shall, nor shall any of the Company's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Seller: (a) except with the Purchaser, initiate, solicit, encourage or participate in any discussions, negotiations, inquiries or proposals for the acquisition of all or substantially all of the Company's assets or business or any material portion thereof or of any of the Company's capital stock or to merger or consolidate with the Company, (an "ACQUISITION TRANSACTION"), (b) afford to any person in connection with any Acquisition Transaction, other than the Purchaser and their representatives, access to the properties, books or records of the Company, or (c) otherwise assist any person in connection with any of the foregoing.

Section 7.03. Full Access

         From the date hereof until the Closing has been completed (or, if sooner, the termination of this Agreement) the Company will, and the Sellers will cause the Company to, afford to the Purchaser, its counsel, accountants and other authorized representatives, full and complete access, upon reasonable notice and in a reasonable manner, to the Company's respective offices, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as they shall desire as to the business and affairs of the Company. The Company will, and the Sellers will cause the Company to, cause the Company's officers, accountants and attorneys to furnish, upon reasonable notice and in a reasonable manner, such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request.

Section 7.04. "Key Man" Insurance

         Each Seller agrees that (i) from and after the Closing, so long as such Seller is employed by the Company, the Company shall have the right to seek to insure the life and to maintain disability insurance on such Seller at the sole cost and expense, and for the sole benefit, of the Company, and (ii) such Seller will cooperate with the Company in obtaining such insurance (including providing any needed medical information, submitting to such reasonable medical examinations as may be required and executing reasonable consents which may be required to effect such insurance).

Section 7.05. Non-Competition; Confidentiality

         (a) Sellers recognize and acknowledge that they will derive substantial benefit from the consummation of the transactions contemplated by this Agreement and in addition that Purchaser is making a substantial investment pursuant to this Agreement in reliance upon the fact that the knowledge and expertise developed by Sellers in their management of the affairs of the Company will be preserved and will not be used in competition with the Company. Each Seller hereby agrees that it is reasonable and necessary for the protection of the Purchaser and the Company that the Sellers agree, and accordingly each of them does hereby severally agree, that, provided that the Company is not in material breach (after all applicable notice and grace periods) of its obligations to the Sellers under the Redemption Notes or the Contingent Notes, no Seller (nor any member of any Seller's immediate family that resides with such Seller) will, directly or indirectly, except for the benefit of the Company or its Affiliates, or with the prior written consent of Purchaser, which consent may be granted or withheld at Purchaser's sole discretion:

              (i) during the Noncompetition Period, become an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or have a financial interest in or be associated with any other person, corporation, firm or business that is a customer of or supplier to the Company or that is engaged in the wire and cable product manufacturing, distributing or assembling businesses anywhere in the United States or in any business directly or indirectly competitive with that of the Company or its Affiliates, as then constituted, or itself engage in such business; provided, however, that nothing herein shall be construed to prohibit any Seller from owning not more than 5% of any class of securities (provided that the Sellers do not own, in the aggregate, in excess of 10% of any such class of securities) issued by an entity which is subject to the reporting requirements of the Exchange Act; and provided further, that the foregoing restrictions with respect to customers and suppliers of the Company (other than customers or suppliers that are themselves otherwise engaged in the wire and cable product manufacturing, distributing or assembling business) shall apply only so long as such Seller continues to be employed by or engaged as a consultant to the Company; or

              (ii) during the Noncompetition Period, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of such Seller or third parties, from parties who were customers of the Company or of Purchaser or Purchaser's Affiliates that are directly or indirectly controlled by Purchaser ("PURCHASER'S DOWNSTREAM AFFILIATES"), any business similar to the business transacted by or with such customer by the Company or by Purchaser or Purchaser's Affiliates; or

              (iii) during the Noncompetition Period, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of such Seller or for third parties, any such business from any such customers of the Company or of Purchaser or Purchaser's Downstream Affiliates; or

              (iv) from and after the date hereof, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company, Purchaser or any of Purchaser's Downstream Affiliates, relating to the Businesses or the operations, employees or customers of the Company or Purchaser or Purchaser's Downstream Affiliates which constitutes proprietary or confidential information of the Company or Purchaser or Purchaser's Downstream Affiliates ("CONFIDENTIAL INFORMATION"), including without limitation this Agreement and the contents hereof and any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, trademarks, patents, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents, but excluding any information to the extent expressly set forth in the Company's press releases or in publicly available documents filed with the SEC by the Company; provided, however, that this clause (iv) shall not be applicable to the extent that Sellers are required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after such Seller requests that the confidentiality of such Confidential Information be preserved; and provided further, that this clause (iv) shall not prohibit Sellers from disclosing Confidential Information to their accounting and legal advisors to the extent such advisors have agreed to preserve the confidentiality of such Confidential Information; or

              (v) during the Noncompetition Period,

                   (A) solicit, entice, persuade or induce, directly or
              indirectly, any employee (or person who within the preceding 90 days was an employee) of the Company or its Affiliates or any other person who is under contract with or rendering services to the Company or its Affiliates, to terminate his or her employment by, or contractual relationship with, the Company or any of its Affiliates or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for the Company or any of its Affiliates or to become employed by or to enter into contractual relations with any Persons other than the Company or any of its Affiliates or to enter into a relationship with a competitor of the Company or its Affiliates, or

                   (B) authorize or assist in the taking of any such actions by any person other than the Company or its Affiliates.

         (b) The invalidity or non-enforceability of this Section 7.05 in any respect shall not affect the validity or enforceability of this Section 7.05 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section 7.05 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (c) The Sellers acknowledge that Purchaser would suffer irreparable harm if any Seller were to breach the provisions of this Section 7.05 and that Purchaser's remedy at law for any such breach is and will be insufficient and inadequate and that in the event of such breach (or a threatened breach) of the provisions of this Section 7.05, Purchaser shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies Purchaser may have at law.

Section 7.06. Purchase of Purchaser's Securities

         (a) Each Seller hereby agrees that, except as expressly permitted by subsection (b), below or by any other agreement entered into between such Seller and the Purchaser, for a period commencing on the date hereof and ending three years after the Closing such Seller will not, directly or indirectly, whether individually or as a member of an "entity" or "group" (as those terms are defined in connection with Treas. Reg. Section 1.382-3(a) or Section 13(d) of the Exchange Act, respectively), purchase or otherwise acquire any securities of the Purchaser if, immediately after such purchase or acquisition, such Seller or such "entity" or "group" will own (or will be treated as owning for purposes of Section 382 of the Code) 5% or more of the issued and outstanding capital stock of the Purchaser or will otherwise be treated as a "5-percent shareholder" for purposes of Section 382 of the Code, and that such Seller will not itself become a member of an "entity" or "group" that will so purchase securities of the Purchaser. Sellers hereby represent to Purchaser that they are not, either as of the date hereof, or as of the Closing (either as a result of, or after giving effect to, the transactions contemplated by this Agreement), with respect to their acquisition pursuant to this Agreement of an interest in the Common Stock of Purchaser, a "group" for purposes of Section 13(d) of the Exchange Act (i.e., they are not acting together, and have not agreed to act together, for the purpose of acquiring, holding, voting or disposing of the Common Stock of Purchaser), and, based solely on the foregoing representation of the Sellers (which Purchaser may assume to be true without independent investigation), the Purchaser agrees and acknowledges, for the purposes described in this Section 7.06(a), that the consummation of the transactions contemplated by this Agreement alone shall not result in the Sellers being considered as a "group" for purposes of Section 13(d) of the Exchange Act.

         (b) Subsection (a), above, shall not prevent the exercise of stock options now held by or hereafter granted to any Seller; provided, that no exercise of options shall result in any Seller or any entity within the meaning of Treas. Reg. Section 1.382-3(a) of which such Seller may be members, individually or in the aggregate, owning (or being treated as owning for purposes of Section 382 of the Code) 5% or more of the issued and outstanding capital stock of the Purchaser or otherwise being treated as a "5-percent shareholder" for purposes of Section 382 of the Code.

                                  ARTICLE VIII

                              PURCHASER'S COVENANTS

Section 8.01. Other Transactions

         From the date of this Agreement until the Closing (or, if sooner, the termination of this Agreement in accordance with its terms), Purchaser shall not acquire any other businesses without the prior written consent of a majority in interest of the Sellers (based on the Sellers' percentage ownership of the Common Stock on the date hereof).

                                   ARTICLE IX

                              ADDITIONAL COVENANTS

Section 9.01. Cooperation

         The Sellers and the Purchaser hereby covenant and agree that, from the date hereof until the Closing shall have been completed (or, if sooner, the termination of this Agreement), they will cooperate with each other and take all reasonable actions that may be necessary or desirable to consummate as soon as practicable the transaction contemplated pursuant to this Agreement, including, without limitation, (i) preparing and filing all requisite applications, documents and notifications in connection with the transactions contemplated herein required by applicable law, (ii) responding as promptly as practicable to all inquiries in connection therewith, (iii) except as may otherwise be agreed by the Sellers and the Purchaser, removing or satisfying, if reasonably practicable, any objections to the validity or legality of the transactions contemplated by this Agreement, and (iv) satisfying the conditions to the consummation of Closing set forth in Articles X and XI hereof; provided, however, that in the event the Sellers or the Company proposes in connection with any of the foregoing to alter or modify in any material respect the terms of any existing Contract or to undertake any new material obligation, the prior consent of the Purchaser shall be required.

Section 9.02. Public Announcements

         The Purchaser and the Sellers will consult with each other, and the Sellers will cause the Company to consult with the Purchaser, before issuing any press release or making any public statement with respect to the transactions contemplated by this Agreement. Except as may be required by applicable law, the Company and the Sellers will not issue any such press release or make any such public statement without the prior consent of the Purchaser and, except as may be required by law or as advised by counsel in connection with the Purchaser's obligations as a public Company, prior the Closing the Purchaser shall not issue any such press release or make any such public statement without the prior consent of the Sellers' Agent. Without limiting the generality of the foregoing, the parties agree that the Purchaser will, promptly after the execution and delivery of this Agreement, issue a press release describing in such detail as the Purchaser and its counsel consider to be necessary, advisable and/or prudent, the Company, this Agreement and the transactions contemplated by this Agreement.

                                    ARTICLE X

                        PURCHASER'S CONDITIONS PRECEDENT

         The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Purchaser, in whole or in part, by the Purchaser:

Section 10.01. Representations and Warranties True

         The representations and warranties of the Sellers contained in or made pursuant to this Agreement shall have been and be true and correct in all material respects as of the date of this Agreement and, except in the case of those representations and warranties which are expressly made only as of a different date, shall be true and correct in all material respects as if made on and as of the Closing Date.

Section 10.02. Performance of Obligations

         Each of the obligations of the Sellers to be performed by them on or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with by the Closing Date.

Section 10.03. Consents and Approvals

         The Sellers shall have obtained all consents, waivers, approvals and authorizations, and shall have given all notices to third parties, necessary, under Contracts and otherwise, to convey, sell, transfer, assign and deliver the Shares to the Purchaser and to vest in the Purchaser all right, title, interest in, to, relating to or arising under the Shares.

Section 10.04. Absence of Litigation

         No order, stay, judgment, or decree shall have been issued by any court restraining or prohibiting, and no action, suit, or proceeding shall have been commenced by any governmental authority seeking to restrain or prohibit, the consummation of the transactions contemplated by this Agreement; and no statute, rule or regulation shall have been enacted which makes consummation of any of the transactions contemplated hereby illegal or otherwise prohibited.

Section 10.05. No Material Adverse Change.

         Since the date of this Agreement, there shall have been no change in the financial condition, business or affairs of the Company, and the Company shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity that, individually, or in the aggregate, constitute, or are reasonably likely to constitute, a Material Adverse Effect.

Section 10.06. Refinancing of Company Debt

         The Company shall have entered into new debt financing arrangements with The First National Bank of Boston, NBD Bank, and/or other banks or financial institutions (the "BANKS") on substantially the terms set forth on
EXHIBIT I hereto (the "BANK LOAN AGREEMENTS"), and the Company hereby authorizes the Purchaser to negotiate on behalf of the Company with such Banks in connection therewith.

Section 10.07. Subchapter S Election

         The Company shall have delivered to the Purchaser the acknowledgments by the Internal Revenue Service of the Subchapter S elections made by the Company and each of the Predecessor Companies.

Section 10.08. Determination of 1995 Adjusted EBITDA

         The Sellers and the Purchaser shall have agreed as to the amount of the 1995 Adjusted EBITDA (as defined in SCHEDULE 2.02(b) hereto).

Section 10.09. Closing Deliveries

         The Sellers, the Company and the Escrow Agent shall each have delivered to the applicable parties each of the agreements, documents and instruments to be delivered by them pursuant to Section 3.02 hereof.

                                   ARTICLE XI

                 SELLERS' AND THE COMPANY'S CONDITIONS PRECEDENT

         The obligations of the Sellers and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived, in whole or in part, by the Sellers' Agent on behalf of the Sellers and the Company:

Section 11.01. Representations and Warranties True

         The representations and warranties of the Purchaser contained in or made pursuant to this Agreement shall have been and be true and correct in all material respects as of the date of this Agreement and, except in the case of those representations and warranties which are expressly made only as of a different date, shall be true and correct in all material respects as if made on and as of the Closing Date.

Section 11.02. Performance of Obligations

                        Each of the obligations of the Purchaser to be performed by them on or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with by the Closing Date.

Section 11.03. Consents and Approvals

         The Purchaser shall have obtained all consents, waivers, approvals and authorizations, and shall have given all notices to third parties, necessary in order for the Purchaser to consummate the transactions contemplated by this Agreement.

Section 11.04. Absence of Litigation

         No order, stay, judgment, or decree shall have been issued by any court restraining or prohibiting, and no action, suit, or proceeding shall have been commenced by any governmental authority seeking to restrain or prohibit, the consummation of the transactions contemplated by this Agreement; and no statute, rule or regulation shall have been enacted which makes consummation of any of the transactions contemplated hereby illegal or otherwise prohibited.

Section 11.05. No Material Adverse Change.

         Since the date of this Agreement, there shall have been no change in the financial condition, business or affairs of the Purchaser that, individually, or in the aggregate, constitute, or are reasonably likely to constitute, a Material Adverse Effect.

Section 11.06. Refinancing of Company Debt

         The Banks shall have entered into, or be ready, willing and able to enter into, the Bank Loan Agreements.

Section 11.07. Determination of 1995 Adjusted EBITDA

         The Sellers and the Purchaser shall have agreed as to the amount of the 1995 Adjusted EBITDA.

Section 11.08. Closing Deliveries

         The Purchaser and the Escrow Agent shall have delivered to the Sellers and the Company each of the agreements, documents and instruments, and the Purchase Price, to be delivered by the Purchaser pursuant to Section 3.02 hereof.

                                   ARTICLE XII

                                   TERMINATION

Section 12.01. Termination

         This Agreement may be terminated at any time prior to the Closing:

         (a) By mutual consent of the Purchaser and Sellers' Agent;

         (b) By either the Purchaser or the Sellers' Agent if, without fault of the terminating party, the Closing shall not have occurred by the relevant Extension Date (which date may be extended by mutual agreement of the Purchaser and the Sellers' Agent); and

         (c) By the Purchaser or by the Sellers' Agent if any court of competent jurisdiction or other governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling, or other action shall have become final and nonappealable.

         The date on which this Agreement is terminated pursuant to this Section is herein referred to as the "TERMINATION DATE".

Section 12.02. Effect of Termination

         Except for the obligations contained in provisions of this Agreement which expressly provide for obligations to survive the termination of this Agreement, all obligations of the parties hereto under this Agreement shall terminate as of the Termination Date, and there shall be no liability, except liability for any breach of this Agreement prior to such termination, of any party to another party.

                                  ARTICLE XIII

                          SURVIVAL AND INDEMNIFICATION

Section 13.01. Survival of Representations and Warranties, etc.

         Except as otherwise expressly provided by other provisions of this Agreement, all representations and warranties, covenants, agreements, and other undertakings of the parties contained in this Agreement shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, until the third anniversary of the Closing Date; provided, however, that all representations and warranties of the Sellers which relate to title to the Purchased Shares, Taxes and ERISA (i.e. the representations and warranties set forth in Sections 5.02(c), 5.11 and 5.12 hereto), and the Sellers' indemnification obligations with respect thereto, shall survive until the expiration of all applicable statutes of limitation and any extensions thereof; and provided further, that the expiration of any representation, warranty or covenant shall not affect any claim made prior to the date of such expiration.

Section 13.02. Indemnification

         (a) Subject to the limitations set forth in Section 13.05 hereof, each of the Sellers shall indemnify, defend, and hold harmless Purchaser and Purchaser's Affiliates (which after the Closing shall include the Company) from and against any and all losses, diminution in value, liabilities, damages, obligations, payments, costs, and expenses (whether or not any of the foregoing result from or arise out of third party claims) including, without limitation, the costs and expenses of any and all actions, suits, proceedings, judgments, settlements, and compromises (entered into in accordance with this Article XIII) relating thereto, and reasonable attorneys' fees in connection therewith) (collectively, "INDEMNIFIABLE LOSSES" and each an "INDEMNIFIABLE LOSS") of Purchaser and Purchaser's Affiliates, arising out of or due to, directly or indirectly:

              (i) any breach of any of the representations or warranties made by Sellers in this Agreement;

              (ii) any breach of any of the covenants, agreements, or undertakings made by Sellers in this Agreement; or

              (iii) any liability, payment or obligation of the Company relating to or arising out of any claims made against Purchaser or the Company for damage to the environment or any liability for environmental cleanup costs, or relating to fines or penalties imposed by governmental authorities for violations of Environmental Laws, in any case only to the extent attributable to occurrences, circumstances or actions occurring on or prior to the Closing Date (including without limitation any occurrences, circumstances or actions that in fact commenced or were in existence on or prior to the Closing Date at the warehouse premises being leased or currently proposed to be leased by the Company at 128526 South 81st Avenue, Tinley Park, Illinois, which premises the Company has not yet commenced occupancy) whether or not disclosed to

         Purchaser pursuant to this Agreement or otherwise; provided, however, that any cost or expense in preparing reports, plans, applications, registrations and any other necessary filings, and any registration or filing fees associated therewith, whether or not such reports or plans were required to be prepared or filed prior to the Closing Date (but not any fines or penalties resulting from the failure to timely prepare and/or file such reports or plans), shall not be deemed to be Indemnifiable Losses; any such Indemnifiable Loss referred to in this clause (iii) being deemed for purposes of this Article XIII to be an Environmental Matter (as hereinafter defined) and therefore subject to indemnification limits and other provisions in this Article XIII that are applicable to Environmental Matters; or

              (iv) any liability, payment or obligation of the Company in respect of Taxes for all periods ending on or prior to the Closing Date and attributable to acts, events, occurrences or circumstances occurring on or prior to the Closing Date, whether or not disclosed to Purchaser pursuant to this Agreement or otherwise; any such Indemnifiable Loss referred to in this clause (iv) being deemed for purposes of this Article XIII to be a Tax Matter (as hereinafter defined) and therefore subject to indemnification provisions applicable to Tax Matters hereunder); provided, however, that any such Indemnifiable Loss in respect of the Company's BSCC division's liability for unpaid sales and use taxes for periods ending on or before December 31, 1995 shall be subject to the General Basket Amount and General Cap Amount limitations as set forth in Section 13.05 hereof; or

              (v) any liability, payment or obligation of the Company relating to or arising out of the matters described on SCHEDULE 5.09 hereto relating to Techbestos, Inc., whether or not disclosed to Purchaser pursuant to this Agreement or otherwise.

In no event shall both the Purchaser and any one of its Affiliates (including the Company) be entitled to indemnification hereunder in respect of the same Indemnifiable Loss except to the extent of actual out-of-pocket expenses.

              (b) Purchaser shall indemnify, defend, and hold harmless the Sellers from and against any and all Indemnifiable Losses of the Sellers arising out of or due to, directly or indirectly:

              (i) any breach of any of the representations or warranties made by Purchaser in this Agreement; or

              (ii) any breach of any of the covenants, agreements, or undertakings made by Purchaser in this Agreement.

Section 13.03. Procedure for Indemnification

         (a) If a party entitled to indemnification pursuant to Section 13.02 (the "INDEMNITEE") receives notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any action or proceeding (a "THIRD PARTY CLAIM") with respect to which another party or parties to this Agreement (the "INDEMNIFYING PARTY") is obligated to provide indemnification, the Indemnitee shall give the Indemnifying Party notice thereof after becoming aware of such Third Party Claim. (The term "Indemnifying Party" shall be deemed to include, in the case of the Sellers, all of the Sellers; however, except as otherwise expressly provided herein, all notices to or from the Sellers as the Indemnifying Party shall be made to or by the Sellers' Agent.) Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. With respect to any Third Party Claim, provided that the Indemnifying Party has acknowledged in writing to the Indemnitee that such Third Party Claim, if a valid claim on the part of a third party against the Indemnitee, would be indemnifiable by the Indemnifying Party under this Agreement, the Indemnifying Party may elect to compromise or defend against such Third Party Claim with counsel selected by the Indemnifying Party (but reasonably acceptable to the Indemnitee) at such Indemnifying Party's own expense; provided, however, that without the consent of the Indemnitee, the Indemnifying Party shall not settle or compromise any claim. Following the termination of the 30-day period referred to in Section 13.03(b) hewreof, the Indemnitee, without compromising its claim for indemnification hereunder, may pay, compromise, or defend such Third Party Claim with counsel selected by the Indemnitee, and subject to the aggregate limits on the Sellers' liability set forth in Section 13.05 hereof, the Indemnifying Party shall reimburse the Indemnitee for its legal and other expenses incurred in connection with its investigation and defense of any such Third Party Claim; provided, however, that if the Indemnifying Party has acknowledged that such Third Party Claim, if a valid claim by a third party against the Indemnitee, would be indemnifiable under this Agreement, the Indemnitee shall not settle or compromise any claim without the prior written consent of the Indemnifying Party. The Indemnifying Party may participate, at its own expense, in the defense of such Third Party claim.

         (b) Any claim for indemnity between the parties shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. The Indemnifying Party shall have a period of 30 days within which to respond thereto. If the Indemnifying Party does not respond within such 30-day period, the

Indemnifying Party shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, the Indemnitee shall be free to pursue such remedies to enforce the provisions of this Article XIII as may be available to such party by applicable law.

         (c) If the Indemnifying Party is the Seller (or Sellers), a majority in interest of the Sellers (based on their percentage ownership of Common Stock on the date hereof) shall determine whether such claim for indemnity relates entirely to the business, operations, assets or liabilities of any one Division (an "INDEMNIFIABLE DIVISION LOSS"), and the Sellers' Agent shall, within 30 days of his receipt of written notice of a claim by the Indemnitee, give written notice to the Indemnitee as to whether such claim relates to an Indemnifiable Division Loss. In the event that the Sellers' Agent does not give such notice to the Indemnitee within such 30-day period, then such claim shall be deemed not to be an Indemnifiable Division Loss.

Section 13.04. Prior Acts of the Company

         No claim for indemnification by Purchaser or its Affiliates (including, without limitation, the Company) shall be subject to any defense based upon any act or omission of the Company, or of any director, officer, employee or agent of the Company, prior to the Closing Date (whether criminal, willful, intentional, negligent or otherwise or with respect to which there may be strict liability), and no such claim for indemnification shall be subject to any counterclaim, setoff, defense or crossclaim against Purchaser, the Company or any other of the Purchaser's Affiliates founded upon any right of contribution or indemnification (other than indemnification to which the person is otherwise entitled under this Article XIII) or otherwise based upon, resulting from or arising out of any such act or omission. Notwithstanding the foregoing, no Affiliate of the Company who was a director, officer, employee or agent of the Company prior to the Closing Date shall be entitled to indemnification hereunder for his or her own acts or omissions.

Section 13.05. Limitation on Sellers' Indemnification

         The indemnification rights provided by this Article XIII shall be subject to the following limitations:

         (a) The Purchaser and its Affiliates shall not be entitled to assert any claim with respect to any Indemnifiable Losses relating to or arising out of matters other than (i) matters relating to title to the Purchased Shares (i.e. Indemnifiable Losses arising out of breaches of the representation and warranties set forth in Section 5.02(c) hereof), (ii) Taxes and ERISA (i.e. Indemnifiable Losses arising out of breaches of the representations and warranties set forth in Sections 5.11 and 5.12 hereof) (collectively, "TAX MATTERS"), and (iii) environmental matters (i.e. Indemnifiable Losses arising out of breaches of the relevant representations and warranties set forth in this Agreement, including those set forth in Sections 5.05 (but only to the extent relating to Environmental Laws), 5.09 (but only to the extent relating to environmental clean-up actions), and 5.19) ("ENVIRONMENTAL MATTERS"), until such time as the aggregate amount of all of such Indemnifiable Losses exceed $250,000 (the "GENERAL BASKET AMOUNT"). The Purchaser and its Affiliates shall not be entitled to assert any claim with respect to any Indemnifiable Losses relating to or arising out of Environmental Matters until such time as the aggregate amount of all of such Indemnifiable Losses exceed $5,000 (the "ENVIRONMENTAL BASKET AMOUNT").

         (b) At such time as Purchaser's and its Affiliates Indemnifiable Losses relating to or arising out of matters other than title to the Purchased Shares, Tax Matters and Environmental Matters exceed, in the aggregate, the General Basket Amount, then the Purchaser and its Affiliates may assert all of their claims for such Indemnifiable Losses in excess of the General Basket Amount up to a maximum of $7,500,000 (the "GENERAL CAP AMOUNT"). Each Sellers' liability with respect to Indemnifiable Losses that are subject to the General Cap Amount shall be limited to the following amounts (the "INDIVIDUAL GENERAL CAP AMOUNTS"), and no Seller shall, with respect to Indemnifiable Losses relating to or arising out of matters other than title to the Purchased Shares, Tax Matters and Environmental Matters, be liable for any amount in excess of such Individual General Cap Amounts:

                                    GENERAL CAP
NAME OF SELLER                        AMOUNT
- --------------                      -----------
Mr. Harrington                      $2,205,750

Mr. Gawron                           1,360,500

Ms. Gawron                             735,000

Mr. Pylak                            1,360,500

Ms. Pylak                              735,000

Mr. Cieszkowski                      1,103,250
                                    ==========
                   Total:           $7,500,000

         (c) To the extent that Purchaser's and its Affiliates Indemnifiable Losses relating to or arising out of Environmental Matters (as described above) exceed $5,000 (the "ENVIRONMENTAL BASKET"), the Sellers shall be liable for fifty percent (50%) of all such Indemnifiable Losses up to $500,000 (i.e. the Sellers shall be liable for fifty cents of every dollar of the first $500,000 of such Indemnifiable Losses above the Environmental Basket Amount); and the Sellers shall be liable for 100% of such Indemnifiable Losses in excess of $500,000, up to a maximum of $11,500,000 (including the amount of any Indemnifiable Losses that are subject to the General Cap Amount) (the "ENVIRONMENTAL CAP AMOUNT"). Each Sellers' liability with respect to Indemnifiable Losses that are subject to the Environmental Cap Amount (including the amount of any Indemnifiable Losses that are subject to such Seller's Individual General Cap Amount) shall be limited to the following amounts (the "INDIVIDUAL ENVIRONMENTAL CAP AMOUNTS"), and no Seller shall, with respect to Indemnifiable Losses relating to or arising out of Environmental Matters, be liable for any amount in excess of the Individual Environmental Cap Amounts:

                                    ENVIRONMENTAL
NAME OF SELLER                        CAP AMOUNT
- --------------                      -------------
Mr. Harrington                      $3,382,150

Mr. Gawron                           2,086,100

Ms. Gawron                           1,127,000

Mr. Pylak                            2,086,100

Ms. Pylak                            1,127,000

Mr. Cieszkowski                      1,691,650
                                   ===========
                   Total:          $11,500,000

         (d) The Purchaser and its Affiliates right to assert claims with respect to any Indemnifiable Losses relating to or arising out of title to the Purchased Shares and Tax Matters shall not be subject to any limitation (either "basket" or "cap") as to amount.

         (e) Except in the case of Indemnifiable Division Losses, the indemnification obligations hereunder of each Seller shall be limited to such Seller's proportionate share of any Indemnifiable Loss based on the percentages set forth below (the "SELLERS' PROPORTIONATE SHARE"), but in any event not in excess of their respective Individual General Cap Amounts or Individual Environmental Cap Amounts, if and to the extent applicable:

NAME OF SELLER                      PERCENTAGE
- --------------                      ----------
Mr. Harrington                      29.41%

Mr. Gawron                           18.14

Ms. Gawron                            9.80

Mr. Pylak                            18.14

Ms. Pylak                             9.80

Mr. Cieszkowski                      14.71
                                    ======
                   Total:              100%

         (f) In the case of any Indemnifiable Division Loss, then the Sellers' Proportionate Share limitations referred to in subsection (e) above shall not apply and instead, the Seller or Sellers listed below opposite the respective Division name (the "RESPONSIBLE SELLER") shall be responsible and liable for the entire amount of such Indemnifiable Division Loss; provided, however, that to the extent that the Individual General Cap Amounts or the Individual Environmental Cap Amounts are applicable, no Seller shall be liable for any Indemnifiable Division Loss in excess of such amounts; and provided further, that to the extent that the amount of Indemnifiable Division Losses exceed the amount of any applicable Individual General Cap Amount or the Individual Environmental Cap Amount, then each of the other Sellers shall be liable for the excess of the Indemnifiable Division Losses over such amounts in amount in each case equal to such Seller's Proportionate Share (as recalculated to exclude the Responsible Seller's Proportionate Share).

DIVISION                            RESPONSIBLE SELLER
- --------                            ------------------
BSCC (including BSCC Group)         Mr. Harrington

Energy Electric Assembly            Mr. Cieszkowski

Energy Electric Cable               Mr. Gawron   (32.5%)
                                    Ms. Gawron   (17.5%)
                                    Mr. Pylak    (32.5%)
                                    Ms. Pylak    (17.5%)

         In the case of any Indemnifiable Division Loss, the Purchaser or its Affiliates, as the case may be, will first seek indemnification (as provided by this Article XIII) from the Responsible Seller before seeking such indemnification from the other Sellers, and in such event the Purchaser or its Affiliate shall not seek indemnification for such Indemnifiable Division Loss from any other Seller for a period of six months (the "STANDSTILL PERIOD") commencing on the date of the written notice delivered pursuant to Section 13.03(b) hereof; provided, however, that in the event that such written notice is delivered within six months of the termination of an applicable survival period (as set forth in Section 13.01 hereof), then the termination of such survival period shall be tolled, with the effect that at the end of the Standstill Period, the applicable survival period shall be extended by the same number of days that remained in such survival period on the date of such notice. Following the termination of the Standstill Period, if the Indemnitee has not then been indemnified for such Indemnifiable Division Loss to the full extent provided by this Article XIII or otherwise have settled or compromised with the Responsible Seller with respect to such Indemnifiable Division Loss, the Indemnitee may give written notice of such remaining Indemnifiable Division Loss and may proceed against the other Sellers to the full extent provided hereunder as if such remaining Indemnifiable Division Loss were an Indemnifiable Loss hereunder and not an Indemnifiable Division Loss; provided, however, that in no event shall the Indemnitee be entitled to recover in respect of such Indemnifiable Loss any amount in excess of the General Cap Amount or the Environmental Cap Amount if such Cap Amounts are applicable to such Indemnifiable Loss.

         Notwithstanding the foregoing, nothing herein is intended to or shall
(i) lessen the liability of any of the Sellers with respect to any such Indemnifiable Division Loss, or (ii) preclude the Purchaser or its Affiliates, after the termination of the Tolling Period, from instituting proceedings against or seeking indemnification from any other Seller as provided in Section
13.02 hereof, and after the termination of the Tolling Period, the Purchaser (or its Affiliates) shall not be required to exhaust any or all remedies against the Responsible Seller prior to instituting proceedings to enforce this Article XIII against any other Seller (and Purchaser (or its Affiliates). In the event that the Indemnitee subsequently receives indemnity payments from the Responsible Seller in respect of the Indemnifiable Division Loss pursuant to this subsection
(f) that, when aggregated with the indemnity payments received hereunder from Sellers other than the Responsible Seller, exceed the total amount of the Indemnifiable Division Loss, then the Indemnity will refund the amount of such excess to the non-Responsible Sellers on a pro rata basis, based on the amount of indemnity payments made by each such non-Responsible Seller. To the extent that any Seller other than the Responsible Seller pays or is required to pay any amounts in respect of such Indemnifiable Division Losses, the Responsible Seller (or Responsible Sellers) shall promptly reimburse and indemnify such other Seller for such payment; provided, however, that if and to the extent applicable, no Seller shall be liable for more than such Seller's Individual General Cap Amount or Individual Environmental Cap Amount.

         (g) Notwithstanding anything to contrary contained herein, in no event shall the liability of the Sellers as a group relating to the transactions contemplated by this Agreement (other than in respect of Tax Matters and title to the Purchased Shares, and other than with respect to any Redemption Price

Adjustment determined in accordance with SCHEDULE 2.02(b) hereto) exceed $11,500,000, nor shall the liability of the Sellers individually exceed the following respective amounts: Mr. Harrington $3,382,150; Mr. Gawron $2,086,100; Ms. Gawron $1,127,000; Mr. Pylak $2,086,100; Ms. Pylak $1,127,000; and Mr.
Cieszkowski $1,691,650.

Section 13.06. Use of Escrowed Funds; Offset of Notes

         Any claim by Purchaser or its Affiliates for indemnification under this
Article XIII hereof shall, to the extent that Purchaser or its Affiliates are entitled to such Indemnification, be satisfied first by recourse to the Indemnification Escrow Fund (as defined in the Escrow Agreement) held in escrow by the Escrow Agent. In the event that Indemnifiable Losses exceed the remaining amount of the Indemnification Escrow Fund then held in escrow by the Escrow Agent, the Purchaser or its Affiliates may, but shall not be required to, offset the amount of such Indemnifiable Losses against amounts due under the Redemption Notes and the Contingent Notes, subject to the limitations on the liability of each Seller pursuant to Section 13.05 hereof.

Section 13.07. Limitation on Purchaser's Indemnification

         (a) The Sellers and their Affiliates shall not be entitled to assert any claim with respect to any Indemnifiable Losses until such time as the aggregate amount of all of such Indemnifiable Losses exceed the $250,000. At such time as the Sellers' and their Affiliates' Indemnifiable Losses exceed, in the aggregate, the $250,000, then the Sellers and their Affiliates may assert all of their claims for such Indemnifiable Losses in excess of the $250,000 up to a maximum of $7,500,000.

Section 13.08. Sole Remedy

         Except as otherwise expressly provided in Section 7.05(c) of this Agreement, the indemnification provisions of this Article XIII shall from and after the Closing be the sole remedy for any breach or alleged breach of any the representations, warranties or covenants contained in this Agreement, and no Indemnitee hereunder shall be entitled to recover from any Indemnifying Party hereunder, whether in a proceeding brought to enforce this Article XIII or otherwise, any amounts (including without limitation for reimbursement of legal fees) in excess of the liability limitations (to the extent applicable) set forth in Sections 13.05 and 13.07 hereof.

                                   ARTICLE XIV

                                 SELLERS' AGENT

Section 14.01. Appointment of Sellers' Agent

         (a) Each of the Sellers hereby irrevocably constitutes and appoints Mr. Harrington as such Sellers' agent (the "SELLERS' AGENT") for the purpose of performing and consummating the transactions contemplated by this Agreement. The appointment of Mr. Harrington as Sellers' Agent is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Sellers without the consent of the Purchaser, which consent may be withheld for any reason unless a substitute Sellers' Agent reasonably acceptable to the Purchaser is appointed by each of the Sellers simultaneously with such termination; and such Sellers' Agent is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Sellers, for themselves and their respective heirs, executors, administrators, successors and assigns, hereby authorizes Sellers' Agent:

         (1) to execute and deliver on each Sellers behalf all documents and instruments which may be executed and delivered pursuant to this Agreement; and

         (2) to make and receive notices and other communications pursuant to this Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions hereunder.

         (b) In the event of the death or disability of Mr. Harrington, a majority in interest of the Sellers (to be determined based on each Seller's ownership of the common stock of the Company on the date hereof (as determined by reference to SCHEDULE 5.02(b) hereto) shall promptly appoint one of the other Sellers as Sellers' Agent, but failing such appointment Mr. Gawron, Mr. Pylak or Mr. Cieszkowski (in that order) shall be deemed to have been appointed as Sellers' Agent until such time as a different Sellers' Agent shall have been appointed and written notice of such appointment shall have been given to the Purchaser.

         (c) Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Sellers under this Agreement shall be asserted, brought, prosecuted or maintained only by Sellers' agent. Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Purchaser under this Agreement may be asserted, brought, prosecuted or maintained by the Purchaser against the Sellers or any of them, at the discretion of the Purchaser, by service of process on the Sellers' Agent and without the necessity of serving process on, or otherwise joining or naming as a defendant in such claim, action, suit or other proceeding, any other Seller. The Sellers shall be bound by any determination of or against Sellers' Agent or the terms of any settlement or release to which Sellers' Agent shall become a party.

         (d) The Purchaser shall have no liability for the actions of the Sellers' Agent and no responsibility to monitor his activities.

         (e) Notwithstanding the foregoing, from and after the date hereof and through the Closing Date, the Sellers' Agent shall not take any action on behalf of the Sellers (including without limitation any action taken pursuant to Section 14.01(c) hereof) unless Sellers holding an aggregate of at least 75% of the Common Stock (measured as of the date hereof) consent in writing to such action, and in connection with any action taken by the Sellers' Agent on behalf of the Sellers during that period the Sellers' Agent shall provide evidence to the Purchaser that he has obtained such consent, and following the Closing Date the Sellers' Agent shall not take any action on behalf of the Sellers (including without limitation any action taken pursuant to Section 14.01(c) hereof) unless Sellers holding an aggregate of at least a majority of the Common Stock (measured as of the date hereof) consent in writing to such action, and in connection with any action taken by the Sellers' Agent on behalf of the Sellers after the Closing Date the Sellers' Agent shall provide evidence to the Purchaser that he has obtained such consent.

                                   ARTICLE XV

                                  MISCELLANEOUS

Section 15.01. Headings; Grammatical Usage

         The descriptive headings of the several Articles and Sections of this Agreement, and the Table of Contents, are inserted for convenience only and do not constitute a part of this Agreement. In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular terms and vice versa, in any place in which the context so requires.

Section 15.02. Notices

         Any notices or other communications required or permitted hereunder shall be given in writing and shall be sufficient if delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

                        If to the Sellers, to:

                                  James S. Harrington
                                  Sellers' Agent
                                  BSCC
                                  214 Nashua Street
                                  Leominster, Massachusetts  01453

                        with a copy to:

                                  Palmer & Dodge LLP
                                  One Beacon Street
                                  Boston, Massachusetts  02108
                                  Attention:  William T. Whelan, Esq.

                        If to the Purchaser, to:

                                  Tigera Group, Inc.
                                  667 Madison Avenue
                                  Suite 2500
                                  New York, New York  10021
                                  Attention:  Mr. Donald T. Pascal

                        with a copy to:

                                  Zimet, Haines, Friedman & Kaplan
                                  460 Park Avenue
                                  New York, New York  10022
                                  Attention:  Charles B. Friedman, Esq.

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

Section 15.03. Assignment; Third Parties

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as expressly herein provided, neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any Person not a party hereto or thereto any rights or remedies.

Section 15.04. Expenses and Transfer Taxes

         (a) Except as provided to the contrary in Section 15.04(b), all fees and expenses incurred by the Sellers or the Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Sellers, and all fees and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser. Except as provided to the contrary in Section 15.04(b), the Company shall not bear any of such fees or expenses.

         (b) Provided that the Closing shall have occurred, the Company shall bear all of the costs relating to the transactions contemplated by this Agreement, including without limitation Purchaser's and Sellers' legal and other professional fees and expenses.

Section 15.05. Complete Agreement

         This Agreement, which includes each of the Exhibits and Schedules hereto, contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein.

Section 15.06. Amendments and Waivers

         This Agreement may be amended or modified, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No course of dealing on the part of any party hereto, its agents or employees, nor any failure or delay on their part with respect to the exercise of any right, power or privilege given or granted hereunder shall operate as a waiver thereof as to any future defaults, nor shall any single or partial exercise by a party hereto of any right, power or privilege granted or contained herein preclude such party from later or further exercise of any right, power or privilege as to any future defaults.

Section 15.07. Counterparts

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

Section 15.08. Governing Law

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND TO SERVICE OF PROCESS IN ANY SUCH

SUIT, ACTION OR PROCEEDING BEING MADE UPON SUCH PARTY BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 15.02 HEREOF. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.

Section 15.09. Severability

         This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof.

Section 15.10. Force Majeure

         The obligations hereunder of each of the parties hereto shall be suspended if, when and to the extent (but only to such extent) that such party is unable to perform or is limited in its performance hereunder because of force majeure, including, without limitation: (i) earthquakes, fires, floods, and other acts of God, (ii) wars, riots, insurrections, or other civil commotions,
(iii) strikes, lockouts, or other labor disputes, (iv) delays of carriers, power failures, or accidents, or (v) other interruptions of business, casualties, events or circumstances beyond the control of such party and which could not be avoided by the exercise of due care. When the limitation or curtailment caused by force majeure shall have ended, the obligations hereunder shall be restored to full force and effect.

Section 15.11. Action by Purchaser

         Any reference in this Agreement, or in any of the agreements being or to be entered into by the Purchaser in connection herewith, to action to be taken by the Purchaser or to the Purchaser's consent, agreement or election, shall, from and after the Closing, mean and refer to such action, consent, agreement or election that has been authorized by the board of directors of the Purchaser or by a committee of such board to which such authority has been delegated.

         IN WITNESS WHEREOF, each of the parties hereto has executed, this Stock Redemption and Purchase Agreement by its duly authorized officers, as of the day and year first above written.

                               TIGERA GROUP, INC.
                               (a Delaware corporation)


                               By:/s/Donald T. Pascal
                                  ----------------------------------------
                                   Donald T. Pascal
                                   President

                               CONNECTIVITY PRODUCTS INCORPORATED


                               By:/s/James S. Harrington
                                  ----------------------------------------
                                   James S. Harrington,
                                   President


                               /s/James S. Harrington
                               -------------------------------------------
                               James S. Harrington,
                               individually,


                               /s/Duane A. Gawron
                               -------------------------------------------
                               Duane A. Gawron, Trustee of the
                               Living Trust of Duane A. Gawron
                               dated March 16, 1987


                               /s/Margo Gawron
                               -------------------------------------------
                               Margo Gawron,
                               individually,


                               /s/John E. Pylak
                               -------------------------------------------
                               John E. Pylak, Trustee of the
                               John E. Pylak Living Trust dated
                               September 3, 1987


                               /s/John E. Pylak, attorney in fact
                               -------------------------------------------

                               Rebecca Pylak,
                               individually,


                               /s/Kurt Cieszkowski
                               -------------------------------------------
                               Kurt Cieszkowski,
                               individually,

         The undersigned are the spouses of James S. Harrington, Margo Gawron, Rebecca Pylak and Kurt Cieszkowski, married shareholders of Connectivity Products Incorporated ("CPI"), who are signatories to the foregoing Stock Redemption and Purchase Agreement (the "Purchase Agreement"). Each of them acknowledges that he or she has read and clearly understands the aforementioned Purchase Agreement. Each of the undersigned is aware that, by the provisions of the Purchase Agreement, he or she, and his or her spouse, have agreed to the transfers of shares of CPI including the transfer of any community property interest in such shares. Each of the undersigned hereby expressly approves of and agrees to be bound by the provisions of the Purchase Agreement in its entirety.

     Dated:  May 17, 1996

                                  /s/Eileen Harrington
                                  ----------------------------------------
                                  Eileen Harrington


                                  /s/Duane A. Gawron
                                  ----------------------------------------
                                  Duane A. Gawron


                                  /s/John E. Pylak
                                  ----------------------------------------
                                  John E. Pylak


                                  /s/Pari L. Cieszkowski
                                  ----------------------------------------
                                  Pari L. Cieszkowski